UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FAMOUS DAVE’S OF AMERICA, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FAMOUS DAVE’S OF AMERICA, INC.

12701 Whitewater Drive, Suite 200

Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 6, 2014

TO THE SHAREHOLDERS OF FAMOUS DAVE’S OF AMERICA, INC.:

Please take notice that the annual meeting of shareholders of Famous Dave’s of America, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, on Tuesday, May 6, 2014, at 3:00 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six directors;

2.	The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2014;

3.	Advisory approval of the Company’s executive compensation (“say-on-pay”); and

4.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.

Pursuant to due action of the Board of Directors, shareholders of record on March 11, 2014 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 6, 2014.

The proxy statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 29, 2013, each of which is included with this Notice, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report to Shareholders on the Internet, visit www.famousdaves.com/proxymaterials.

By Order of the Board of Directors

Diana G. Purcel
Secretary

March 19, 2014

FAMOUS DAVE’S OF AMERICA, INC.

12701 Whitewater Drive, Suite 200

Minnetonka, Minnesota 55343

PROXY STATEMENT

Annual Meeting of Shareholders to be Held

May 6, 2014

VOTING AND REVOCATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave’s of America, Inc. (periodically referred to herein as “Famous Dave’s” and the “Company”) to be used at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 6, 2014, at 3:00 p.m., at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six directors;

2.	The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2014;

3.	Advisory approval of the Company’s executive compensation (“say-on-pay”); and

4.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.

The approximate date on which this Proxy Statement and the accompanying proxy were first sent or provided to shareholders was March 19, 2014.

PROXIES AND VOTING

Registered shareholders may vote in one of three ways: By completing and returning the enclosed proxy card via regular mail or by voting via the Internet or telephone. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

The Board of Directors has set the close of business on March 11, 2014 as the “Record Date” for the Annual Meeting. Only holders of the Company’s common stock as of the Record Date, or their duly appointed proxies, are entitled to notice of and will be entitled to vote at the Annual Meeting or any adjournments thereof. On the

Record Date, there were 7,102,336 shares of the Company’s common stock outstanding. Each such share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no direction is given by a shareholder, the shares will be voted as recommended by the Company’s Board of Directors. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. If a shareholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business as well as shares entitled to vote on that matter. On matters other than the election of directors, an action of the shareholders generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

A shareholder giving a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the shareholder at the time of the Annual Meeting. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof.

NOTICE TO BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS:

New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors (Proposal One) without receiving voting instructions from a beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though the Company is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to Proposal ONE without instructions by the beneficial owner of the shares. AS A RESULT, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED THAT, IF THEY DO NOT TIMELY PROVIDE INSTRUCTIONS TO THEIR BROKER, THEIR SHARES WILL NOT BE VOTED IN CONNECTION WITH THIS PROPOSAL.

PROPOSALS

PROPOSAL No. 1 – Election of Directors

The size of our Board of Directors is set at eight members. We currently have seven directors serving on our Board and one vacancy. One of our current directors, Wallace B. Doolin, has elected not to stand for re-election at the Annual Meeting. Each of our other six directors has been nominated for re-election at the Annual Meeting. If elected, each nominee has consented to serve as a director of the Company and to hold office until the next annual shareholders’ meeting, and until his or her successor is elected and shall have qualified, or until his or her earlier death, resignation, removal or disqualification. As a result of several recent changes in the composition of our Board of Directors, our current members have elected not to nominate a candidate to fill the Board’s existing vacancy, or to nominate a candidate to fill the vacancy that will be created by Mr. Doolin’s election not to stand for re-election. Instead, our Board is continuing to assess the advisability of filling these positions and, if it elects to do so, will identify and appoint individuals to serve as directors. Any such directors appointed by our Board would serve until the next annual shareholders’ meeting, at which time they would stand for re-election, or until their earlier death, resignation, removal or disqualification.

The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information that each nominee has given us about his or her age, all positions he or she holds within the Company, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, our director nominees have experience in developing and overseeing businesses and implementing near term and long range strategic plans. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. Collectively, they have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Although we don’t believe that share ownership alone qualifies any person to serve as a director of our Company, we believe that the beneficial ownership of our Board nominees (collectively 24.2% as of the Record Date) aligns their interests with those of our shareholders and will drive our Board’s focus on maximizing shareholder value.

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Lisa A. Kro Age 48

Lisa A. Kro is a founding partner of Mill City Capital, L.P. where she is the Chief Financial Officer and Managing Director. From September, 2004 to March 2010, Ms. Kro was the Chief Financial Officer and a Managing Director of Goldner Hawn Johnson and Morrison Incorporated. Prior to joining Goldner Hawn she was at KPMG LLP, an international public accounting firm from 1987-2004, where she ultimately became an audit partner. Ms. Kro also serves on the boards of Herman Miller Inc., a public company, and JMH International, LLC and Wholesale Produce Supply, both privately held companies. Committees: Audit (Chair); Compensation and Corporate Governance and Nominating.

Serving as an audit partner for a “Big 4” accounting firm and more recently as the principal financial and accounting officer for a private equity firm qualifies Ms. Kro to serve on the Company’s Board of Directors and its Audit Committee as an “audit committee financial expert.” With her education, background and experience, she is particularly qualified to assist the Board in overseeing the Company’s financial and accounting functions and evaluating the Company’s internal controls over financial reporting. In addition, in light of her

2009

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

position and experience at Mill City Capital and Goldner Hawn, Ms. Kro brings the perspective of a professional institutional shareholder to Board discussions, which we believe adds a strategic resource to a Board seeking to maximize shareholder value. Ms. Kro’s interaction with institutional portfolio companies also provides insight to the Board on matters affecting capital markets and on corporate governance and compensation trends.

Richard L. Monfort Age 59

From 1991 to 1995, Richard L. Monfort served as Group Vice President and Chief Executive Officer of ConAgra Red Meats division, which had approximately $8 billion in annual pork and beef sales. From September 1995 to the present, Mr. Monfort has been engaged in the management of various private business and investment interests, including acting as managing partner of the Hyatt Grand Champions Hotel in Palm Springs, California, and being an owner of the Hilltop Steakhouse in Boston, Massachusetts and a partner in the Montera Cattle Company. Since 1997, Mr. Monfort has been an owner and executive officer of the Colorado Rockies, a professional baseball team, where he currently serves as Chairman and Chief Executive Officer. Committees: Audit; Corporate Governance and Nominating (Chair); and Strategic Planning.

In addition to his general business acumen and business and investment management experience, including in the hospitality and restaurant industries, Mr. Monfort’s experience with the pork and beef markets uniquely qualifies him to serve on the Company’s Board of Directors. His additional experience as a private equity investor, coupled with his ownership position in the Company, provides the Board with a strategic focus on maximizing shareholder value.

1996

Edward H. Rensi Age 69

Edward H. Rensi is a founder of America’s Better Burger, LLC, d/b/a Tom & Eddie’s, and has served as its President and Chief Executive Officer since 2009. He was an owner and Chief Executive Officer of Team Rensi Motorsports, which competed in the NASCAR Nationwide Series, from 1998 until January 2013. Mr. Rensi was President and Chief Executive Officer of McDonald’s U.S.A., a food service organization, from 1991 to 1997. Mr. Rensi served as a director of Snap-On Incorporated until February 2014, and also previously served as a director of Great Wolf Resorts, Inc. until May 2012, International Speedway Corporation until April 2012, and Freedom Group, Inc. until 2011. Mr. Rensi earned a Bachelor of Science degree in business education from The Ohio State University.

Mr. Rensi’s significant restaurant industry experience, including with respect to operations, franchise organization, new product and concept development, is an invaluable resource that alone qualifies him to serve as a director of our Company and was a primary reason for his initial election to our Board in January 2014. Also adding to his qualifications is previous and current service on other public company boards of directors. Further, his extensive experience as a chief executive, including his prior service as President and Chief Executive Officer of McDonald’s U.S.A, led to his current appointment as interim Chief

2014

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Executive Officer of the Company. Serving as interim principal executive officer, our Board believes that Mr. Rensi is appropriately situated to be a representative of management on the Board.

Dean A. Riesen Age 57

Dean A. Riesen has served as Chairman of the Company’s Board of Directors since August 2011 and has served as a director since March 2003. Mr. Riesen has been Managing Partner of Rimrock Capital Partners, LLC and Riesen & Company, LLC since 2001, both real estate investment entities. Riesen also served as a member of Meridian Bank, N.A.’s Board of Directors and Chairman of its Audit Committee from 2005-2009. Previously, Mr. Riesen served as Chief Financial Officer of Carlson Holdings, Inc. (parent of Carlson Companies, Inc. and T.G.I. Friday’s, Inc.) from 1999-2001. Mr. Riesen was also President & CEO of Tonkawa, Inc. from 1999-2001 and President, CEO, and General Partner of Carlson Real Estate Company from 1985-2001. Mr. Riesen served on Carlson Companies’ Investment Committee from 1989-1999. Mr. Riesen was a member of Thomas Cook Holdings LTD (U.K.) Board of Directors and a member of its Audit Committee. Mr. Riesen currently serves as a member of the Advisory Board of Services Group of America, Inc. and Chairman of the Tanzania Water Fund.

In addition to serving in a variety of business related capacities, Mr. Riesen’s background in strategic business planning and his expertise in real estate matters specifically qualifies him to serve on the Company’s Board of Directors, where he can help develop and guide the Company’s strategic plans and assist the Board in overseeing the Company’s real estate related matters. In addition, because Mr. Riesen has acquired a breadth of knowledge and remains current on trends in corporate governance and compensation practices, he is a valuable resource to the Board serving as its Chairman. Mr. Riesen also brings a shareholder’s mentality to the Board given his ownership position in the Company.

2003

Patrick Walsh Age 37

Since August 2012, Mr. Walsh has been Managing Member and Chief Executive Officer of PW Partners, LLC and PW Partners Atlas Funds, LLC, each the general partner of PW Partners Master Fund LP and PW Partners Atlas Fund LP, respectively. Each of PW Partners Master Fund LP and PW Partners Atlas Fund LP is a value-oriented, fundamentally-driven, private investment fund. In addition, since September 2012, Mr. Walsh has served as Managing Member of PW Partners Capital Management LLC, the management company with respect to each of PW Partners Atlas Fund LP and PW Partners Master Fund LP. From December 2011 to August 2012, Mr. Walsh was Managing Partner of PWK Partners, LLC, a value-oriented, private investment firm. From September 2011 to December 2011, Mr. Walsh was engaged in activities relating to the formation of PWK Partners, LLC and its affiliated funds. From March 2008 to September 2011, Mr. Walsh was a Partner at Oak Street Capital Management, LLC, a long-short, value-oriented, private investment management firm. From August 2004 to February 2008, Mr. Walsh was a Vice President in the Real Estate, Gaming, Lodging and Leisure Investment Banking Group of Deutsche Bank Securities, Inc., a subsidiary of Deutsche

2013

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Bank AG conducting investment banking and securities activities in the United States. Mr. Walsh is a Chartered Financial Analyst. He received a B.S. in accountancy from Boston College. Committees: Audit; Compensation (Chair); and Strategic Planning.

Mr. Walsh is a sophisticated investor who has an extensive background in financial analysis, a broad understanding of the operational, financial and strategic issues facing public companies, and significant experience in the restaurant industry through past investments. In light of his education, background and experience, and his significant ownership stake in the Company (10.65% beneficial ownership as of the Record Date), the Board believes that Mr. Walsh brings the perspective of a professional institutional shareholder to Board discussions, and provides the Board with a strategic focus on maximizing shareholder value.

Adam Wright Age 35

Currently, Adam Wright is a founding Principal and the Managing Partner of Blue Clay Capital Management, LLC. From September 2007 to December 2011, he served as a Senior Fundamental Analyst with Whitebox Advisors, LLC. Prior to joining Whitebox, Mr. Wright worked for UnitedHealth Group in corporate development and Goldman, Sachs & Co. in the investment banking division. Mr. Wright has an MBA from the Stanford Graduate School of Business and a BA in Economics from Dartmouth College. Committees: Compensation; Corporate Governance and Nominating; and Strategic Planning.

Mr. Wright, who is affiliated with investment funds that collectively have a significant ownership stake in the Company (8.28% as of the Record Date), brings further insight to our Board from the perspective of a professional institutional shareholder and brings with him a strategic focus on maximizing short- and long-term financial performance and increasing the intrinsic value of our Company on a per-share basis. We believe this insight and focus is valuable to our Company, our Board as a whole and our shareholders.

2013

Board Nomination Arrangements

Patrick Walsh Nomination Agreement

In December 2012, we received a letter from a shareholder of ours, PW Partners Atlas Fund LP (the “Atlas Fund”), proposing that Patrick Walsh be nominated as a candidate for election to our Board of Directors (our “Board”) at our 2013 annual shareholders’ meeting. Following discussions with Mr. Walsh and other Atlas Fund advisors, and our Corporate Governance and Nominating Committee’s review and assessment of Mr. Walsh’s background and qualifications, we entered into a Nomination Agreement dated March 1, 2013 (the “PW Agreement”) with the Atlas Fund, PW Partners Master Fund LP, PW Partners Capital Management LLC, PW Partners Atlas Funds, LLC, PW Partners, LLC and Patrick Walsh (collectively, the “PW Group”). Pursuant to the PW Agreement, the Atlas Fund withdrew its previously submitted nomination letter and the Company agreed to include Mr. Walsh in the Company’s slate of nominees for election to the Board at the Company’s 2013 annual shareholders’ meeting. Mr. Walsh was elected to the Board at such meeting. Upon such election, Mr. Walsh was appointed to serve on the Company’s Audit and Strategic Planning Committees. While he continues to serve on the Board, the Company agreed not to remove Mr. Walsh from serving on such committees so long as applicable rules of the NASDAQ Stock Market and the Securities and Exchange Commission allow for such service. Under the PW Agreement, Mr. Walsh has agreed to resign from the Board if the PW Group ceases to hold at least 5% of our common stock, which resignation may be accepted or rejected in the Board’s sole discretion.

The PW Group agreed to standstill restrictions prohibiting them from owning more than 12.9% of our shares or engaging in various proxy or other solicitation activities. The standstill restrictions do not limit actions that Mr. Walsh may take acting solely as a director consistent with fiduciary duties. The standstill provisions will continue in effect until April 7, 2014. Each member of the PW Group, on the one hand, and we, on the other hand, agreed not to make disparaging or unfavorable remarks, comments or criticisms with regard to the other party during the standstill period.

On November 25, 2013, we entered into a First Amendment to Nomination Agreement (the “PW Amendment”) pursuant to which we agreed to include Mr. Walsh in the Company’s slate of nominees for election as one of no more than seven directors at the Annual Meeting. We also agreed to publicly recommend and solicit proxies for the election of Mr. Walsh at the Annual Meeting in the same manner as we do for all other nominees of the Company up for election. Under the PW Amendment, each member of the PW Group agreed to use commercially reasonable efforts to cause all shares of common stock beneficially owned (directly or indirectly) by it to be present for quorum purposes and to be voted at the Annual Meeting, and to vote in favor of the Company’s nominees for election to the Board at such meeting. The PW Amendment also extended the period during which the Company and each member of the PW Group have agreed not to make disparaging or unfavorable remarks, comments or criticisms with regard to the other party, subject to certain excepted circumstances. Such period now continues so long as Mr. Walsh remains a director.

Except for the non-disparagement provisions and other specified miscellaneous provisions contained in the Nomination Agreement, as amended, all other provisions of the Nomination Agreement will automatically terminate upon the conclusion of the Annual Meeting.

In conjunction with Edward H. Rensi’s appointment to the Board in January 2014, the respective parties further amended the PW Agreement to permit the Company’s slate of nominees for election at the Annual Meeting to be comprised of up to eight directors.

A copy of the PW Agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2013. A copy of the PW Amendment is filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2013. The further amendment to the PW Agreement mentioned above is filed as Exhibit 10.28 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2014. The foregoing descriptions of the PW Agreement, the PW Amendment and the further amendment are qualified in their entireties by reference to the full text of such documents.

Adam Wright Appointment and Nomination Agreement

On November 27, 2013, we entered into an Appointment and Nomination Agreement (the “Blue Clay Agreement”) with Blue Clay Capital Management, LLC, Blue Clay Capital Master Fund, Ltd., Blue Clay Capital Partners Co I LP, Gary S. Kohler, Adam Wright and Brian Durst (collectively, the “Blue Clay Group”). Pursuant to the Blue Clay Agreement, we agreed to increase the size of the Board from six to seven directors and to elect Adam Wright to fill the resulting vacancy. We also agreed to include Mr. Wright in the Company’s slate of nominees for election as one of no more than seven directors at the Annual Meeting. Also pursuant to the Blue Clay Agreement, upon his appointment to the Board, Mr. Wright was appointed to serve on the Company’s Compensation, Corporate Governance and Nominating, and Strategic Planning Committees. The Company agreed not to remove Mr. Wright from serving on such committees during the applicable period so long as applicable rules of the NASDAQ Stock Market and the Securities and Exchange Commission allow for such service. Each member of the Blue Clay Group must use commercially reasonable efforts to cause all shares of common stock beneficially owned (directly or indirectly) by it to be present for quorum purposes and to be voted at the Annual Meeting, and to vote in favor of the Company’s nominees for election to the Board at the Annual Meeting.

If Mr. Wright resigns or is otherwise removed from the Board prior to ten days before the deadline for shareholders to submit director nominations for the Company’s 2015 annual shareholders’ meeting (the “2015 Annual Meeting”), we have agreed to work in good faith with the Blue Clay Group to appoint a mutually acceptable replacement so long as the Blue Clay Group then owns at least 5.0% of our outstanding stock. Our nomination obligations under the Blue Clay Agreement will cease, and Mr. Wright (or his replacement) must offer to resign from the Board, if the Blue Clay Group ceases to hold at least 5% of the our common stock.

Under the Blue Clay Agreement, the Board will notify the Blue Clay Group no later than 30 days prior to the expiration of the period during which shareholders are required to deliver notice of shareholder nominations for the election of directors at the 2015 Annual Meeting if it elects to offer to re-nominate Mr. Wright (or his replacement) for election to the Board at such meeting. The notice must state our agreement to recommend that our shareholders vote to re-elect Mr. Wright (or his replacement) as a director. The Blue Clay Group must accept or reject such offer within ten calendar days following the date of such notice. If the Blue Clay Group accepts the offer, each member of the Blue Clay Group must use commercially reasonable efforts to cause all shares of common stock beneficially owned (directly or indirectly) by it to be present for quorum purposes and to be voted at the 2015 Annual Meeting, and to vote in favor of the Company’s nominees for election to the Board at such meeting.

The Blue Clay Group has agreed to standstill restrictions prohibiting them from owning more than 12.9% of the Company’s shares or engaging in various proxy or other solicitation activities. The standstill restrictions do not limit actions that Mr. Wright (or his replacement) may take acting solely as a director of the Company consistent with fiduciary duties as a director. The standstill provisions will continue until the date that is ten days prior to the deadline for shareholders to submit director nominations for the 2015 Annual Meeting (the “Initial Period”), or, if longer, until the earlier of (A) 30 calendar days prior to the date of the 2015 Annual Meeting, and (B) 30 calendar days following the date on which Mr. Wright (or his replacement) no longer remains a director serving on the Board. However, the Blue Clay Group will be permitted, following expiration of the Initial Period and prior to the deadline for shareholders to submit director nominations for the 2015 Annual Meeting, to submit such nominations if Mr. Wright (or his replacement) resigns from the Board prior to or contemporaneously with such submission and, in such event, the standstill period will terminate immediately.

Each member of the Blue Clay Group, on the one hand, and the Company, on the other hand, agreed that, during the standstill period and, subject to certain excepted circumstances thereafter so long as Mr. Wright remains a director, it will not make disparaging or unfavorable remarks, comments or criticisms with regard to the other party, its business, or any of its current, future and former personnel, agents and representatives. We also agreed to reimburse the Blue Clay Group for its reasonable out-of-pocket fees and expenses in connection with the Blue Clay Agreement, up to a maximum of $10,000.

In conjunction with Edward H. Rensi’s appointment to the Board in January 2014, the respective parties amended the Blue Clay Agreement to permit the Company’s slate of nominees for election at the Annual Meeting to be comprised of up to eight directors.

A copy of the Blue Clay Agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on Exhibit 10.1 to Form 8-K filed November 27, 2013. The amendment to the Blue Clay Agreement mentioned above is filed as Exhibit 10.32 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2014. The foregoing descriptions of the Blue Clay Agreement and such amendment are qualified in their entireties by reference to the full text of such documents.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named above. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by the Company’s Board of Directors.

The Board recommends that you vote FOR the election of each named nominee.

PROPOSAL No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. A representative of Grant Thornton LLP is expected to attend this year’s Annual Meeting and be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if he or she desires to do so.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by Grant Thornton LLP during fiscal years 2013 and 2012:

	2013	2012
Audit Fees(1)	$280,358	$190,000
Audit-Related Fees(2)	13,611	14,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$293,969	$204,000

(1)

Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above, including the 401(k) audit.

(3)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(4)	All Other Fees typically consist of fees for permitted non-audit products and services provided.

The Audit Committee of the Board of Directors has reviewed the services provided by Grant Thornton LLP during fiscal year 2013 and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by Grant Thornton LLP is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with Grant Thornton LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Company’s Audit Committee charter (a copy of which is available at the Company’s website at www.famousdaves.com) provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered public accounting firm under applicable rules and regulations must be pre-approved by the Audit Committee or by designated members of the Audit Committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002. During fiscal 2013, all services performed by Grant Thornton LLP were pre-approved in accordance with the Audit Committee charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairperson of the Audit Committee. The Chairperson must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. In addition, the Audit Committee has granted pre-approval for the Chief Executive Officer and the Chief Financial Officer to spend up to $5,000 annually in additional permitted audit fees with Grant Thornton LLP, which authority and amount will be reviewed and approved annually.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2014. If the shareholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Grant Thornton LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board recommends that you vote FOR the ratification of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2014.

PROPOSAL No. 3 – Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, our shareholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

At the Company’s 2013 annual shareholders’ meeting, the shareholders were asked to cast an advisory vote on how frequently we should seek an advisory “say-on-pay” vote. In particular, we asked whether the “say-on-pay” vote should occur every three years, every two years, or every one year. As stated in the proxy statement for our 2013 annual shareholders’ meeting, our Board recommended that shareholders vote for an annual “say-on-pay” vote to best enable the Board and the Compensation Committee to understand and incorporate the views of our shareholders in structuring our executive compensation programs. At the 2013 annual shareholders’ meeting, the option of an annual “say-on-pay” vote received the highest number of votes cast by shareholders. Consistent with this desire for an annual “say-on-pay” vote, we are asking shareholders to indicate their support at the Annual Meeting for the compensation of our named executive officers as described in this proxy statement by casting an advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the compensation of the “named executive officers” of Famous Dave’s of America, Inc., as disclosed in the section entitled “Executive Compensation” in the Proxy Statement for the Famous Dave’s of America, Inc. 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The compensation of our named executive officers is disclosed in the section entitled “Executive Compensation” below, including the tabular and narrative disclosures set forth in such section under the headings “Compensation Discussion and Analysis” and “Executive Compensation Tables.” As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our shareholders’ interests. Compensation of our named executive officers is designed to enable us to attract, motivate and retain talented and experienced executives to lead our company successfully in a competitive environment.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our named executive officers as described herein. Because the vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The Board recommends that you vote FOR the proposal to approve the compensation of our named executive officers, as described in this proxy statement.

Other Matters

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the four proposals described above. Although the Board of Directors knows of no other matters to be presented at the Annual Meeting, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

Name and Title	Age	Principal Occupation, Business Experience for the Past Five Years and Directorships of Public Companies

Edward H. Rensi Interim Chief Executive Officer, Director	69	See ‘‘Election of Directors (Proposal One)” — above.

Christopher O’Donnell President and Chief Operating Officer	54

Christopher O’Donnell currently serves as the Company’s President and Chief Operating Officer since October 2012 and as a member of the Company’s Board of Directors since 2008. Mr. O’Donnell has served in several capacities since joining the Company in February 1998, including as Vice President of Teaching and Learning from February 1998 to June 2002, as Senior Vice President of Operations from June 2002 to January 2006, as Executive Vice President of Operations from January 2006 to January 2007, as Chief Operating Officer from January 2007 to September 2008, and as President and Chief Executive Officer from September 2008 to October 2012. Prior to joining the Company, Mr. O’Donnell was Vice President of Product Development for Pencom International, a producer of training products for restaurant and hotel operators. From 1982 to 1987, Mr. O’Donnell was the operating partner in Premier Ventures, a high volume restaurant located in Denver, Colorado. Mr. O’Donnell’s employment with the Company will terminate effective March 31, 2014.

Diana G. Purcel Chief Financial Officer and Secretary	47

Ms. Purcel has served as Chief Financial Officer and Secretary of the Company since November 19, 2003. Prior to joining the Company, Ms. Purcel served as Vice President and Chief Financial Officer of Paper Warehouse, Inc., a publicly held chain of retail stores specializing in party supplies and paper goods, from 2002 until September 2003. While she was with Paper Warehouse, she also served as its Vice President, Controller and Chief Accounting Officer from 1999 to 2002. Over the course of her career, Ms. Purcel has held financial and accounting positions with Provell, Inc. (formerly Damark International, Inc.) and Target Corporation (formerly Dayton Hudson Corporation). Ms. Purcel is a certified public accountant who spent five years with the firm of Arthur Andersen in the late 1980s and early 1990s.

Lisa A. Kro Director	48	See ‘‘Election of Directors (Proposal One)” — above.

Richard L. Monfort Director	59	See ‘‘Election of Directors (Proposal One)” — above.

Dean A. Riesen Director	57	See ‘‘Election of Directors (Proposal One)” — above.

Name and Title	Age	Principal Occupation, Business Experience for the Past Five Years and Directorships of Public Companies

Patrick Walsh Director	37	See ‘‘Election of Directors (Proposal One)” — above.

Adam Wright Director	35	See ‘‘Election of Directors (Proposal One)” — above.

Wallace B. Doolin Director	67

Wallace B. Doolin currently is the founder and Chairman of TDn2K, parent company of Black Box Intelligence and People Report, a Dallas-based company that provides benchmarking information and analysis for public and private restaurant companies. Additionally, Mr. Doolin serves as a member of the board of directors of SplickIt, a mobile technology company and Share Our Strength, the leading organization to end childhood hunger. From November 2004 through January 2008, Mr. Doolin was Chairman, President and CEO of Buca, Inc., operators of the Buca di Beppo chain of restaurants. He served as CEO of La Madeleine Bakery Café and Bistro, a 64-restaurant chain based in Dallas, Texas from 2002 to 2004, and from 1994 to 2002 was CEO and President of Carlson Restaurants Worldwide, Inc., and TGI Friday’s Inc., a casual dining restaurant company. Mr. Doolin was a Senior Vice President and Executive Vice President of CRW and Friday’s from 1989 to 1993. From 1984 to 1986, Mr. Doolin served as President of Applebee’s, and from 1972 to 1989 he held senior leadership positions at W.R. Grace’s Restaurant Division, Flakey Jake’s, Inc., and Steak and Ale Restaurants. Mr. Doolin has received the IFMA Silver Plate and NRN Golden Chain awards; he is a board member emeritus of the National Restaurant Association, and a past chairman of its Education Foundation. Committees: Audit; Corporate Governance and Nominating; and Strategic Planning (Chair). Mr. Doolin has elected not to stand for re-election at the Annual Meeting.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

As of December 29, 2013, we employed approximately 3,013 employees, who we refer to as our “team members,” of which approximately 303 were full-time. Nine executives participated in the Company’s executive compensation plans in fiscal 2013; however, only our former Chief Executive Officer, our former President and Chief Operating Officer and our Chief Financial Officer are considered “named executive officers” for purposes of the fiscal 2013 compensation tables appearing elsewhere in this Proxy Statement. This Compensation Discussion and Analysis explains the executive compensation philosophy, policies and practices that applied to our named executive officers for fiscal 2013 and changes expected for fiscal 2014.

General Compensation Philosophy and Program Changes for Fiscal 2014

At Famous Dave’s, our executive compensation philosophy is based on adopting compensation programs driven by short- and long-term financial performance metrics designed to ensure management is incented to increase shareholder value over time. The Compensation Committee of the Board of Directors has direct oversight and responsibility for the Company’s executive compensation policies and programs. The Company’s executive compensation policies and programs are designed to provide:

•	a means for the Company to attract, motivate, reward and retain qualified executives in a competitive environment;

•	competitive levels of compensation that integrate with the Company’s annual objectives and long-term goals;

•	incentives that promote sustained short- and long-term financial growth and return in order to increase intrinsic value per share;

•	a reward system for extraordinary performance that recognizes individual initiative and achievements; and

•	a means to optimize performance without encouraging unreasonable risks or incentivizing behavior that would be reasonably likely to result in a material adverse effect on the Company.

The Compensation Committee believes that the total compensation program for executives should consist of the following elements, each determined by individual and corporate performance:

•	Base salary compensation; and

•	Incentive compensation, both in the form of annual cash bonus and long-term stock-based incentive awards.

In addition to the compensation program elements listed above, we have established a Deferred Stock Unit Plan and a Non-Qualified Deferred Compensation Plan in which our executives are entitled to participate. The Compensation Committee believes that the availability of these plans, each of which are discussed below, adds to the attractiveness of the Company’s overall compensation program and positively impacts the Company’s ability to hire and retain qualified executives.

Program Changes for Fiscal 2014

Fiscal 2013 and fiscal 2014 to date has been a transformational time for Famous Dave’s. During this period, we have seen the addition of three new members to our Board of Directors. Two of these new directors are affiliated with significant shareholders and now serve as members of our Compensation Committee. We have also seen transition among our executive management over this time. In light of this activity, our Compensation Committee has recently spent significant time evaluating our historical executive compensation programs in an effort to ensure that these programs are in line with our stated philosophy: namely, to adopt compensation programs driven by short- and long-term financial performance metrics designed to ensure management is incented to increase shareholder value over time, including increasing the intrinsic value of our Company on a per-share basis. Based on this evaluation, the Compensation Committee has decided to make several significant changes in the policies and practices that govern executive compensation for fiscal 2014. We are currently in the process of finalizing the exact terms and conditions of our executive compensation programs for fiscal 2014; however we expect that these programs will include the following changes:

•

Performance Measures: We intend to use earnings per share (EPS) growth and return on invested capital (ROIC) as the performance criteria on which to measure the achievement of performance goals for both our annual cash bonus and long-term stock-based incentives programs, rather than our use of Adjusted EBITDA for fiscal 2013. We believe that these are better measures of profitability and growth that drive shareholder return and will incent management to improve margins and optimally allocate capital. We believe that we can achieve average annual ROIC of 20% over the three year performance period that will apply to our 2014 long-term stock-based incentives and that this percentage can be increased in future years. Therefore, we expect to set ROIC performance goals with that in mind.

•

Form of Long-term Stock-based Incentives: In order to better align the interests of management with the creation of value for our shareholders, our long-term stock-based incentives will utilize stock options that provide for performance-based vesting, instead of our prior use of performance share grants.

•

Three-Year Performance Measures: In an attempt to encourage long-term value-creating behavior through stock-based incentive grants, we intend to establish performance goals at the beginning of the three-year performance period that apply to the entire period and require improvement over the entire period, rather than establishing annual goals and measuring their cumulative effect. We believe this will eliminate the risk that long-term incentives will be earned without improvements in long-term performance.

•

Accrual of Entire Incentive Compensation. For purposes of our long-term stock-based incentives, when comparing actual earnings per share against the applicable earnings per share goals, our actual earnings per share calculations will fully accrue for all annual incentive compensation, regardless of whether or not earned. This will ensure that management does not benefit from higher earnings per share resulting from failure to achieve their performance objectives.

As with the prior programs, the Board of Directors and the Compensation Committee thereof will maintain discretion to adjust the amounts ultimately earned and payable under the annual cash bonus and long-term stock-based incentive programs based on their assessment of overall performance. In addition, the Compensation Committee will continue to evaluate our executive compensation programs and revise those programs from time to time if it believes that revisions are necessary to ensure that our compensation programs are in line with our stated philosophy. Shareholders who desire to provide input with respect to our compensation policies and programs are encouraged to do so. See “Ability of Shareholder to Communicate with the Company’s Board of Directors” elsewhere in this Proxy Statement.

Compensation Procedures

Our Compensation Committee approves, on an annual basis, the competitiveness of our overall executive compensation programs, including the appropriate mix between cash and non-cash compensation as well as annual and long-term incentives. As part of this process, compensation tally sheets for the named executive officers are prepared and reviewed by the Compensation Committee annually. By affixing dollar amounts to all components of the named executive officers’ compensation, including salary, bonus, outstanding stock-based awards, and grants of new stock-based awards, tally sheets assist the Compensation Committee in understanding the impact of disparate compensation decisions and are a useful tool to quickly identify potential issues with pay programs.

As set forth in its written charter, our Compensation Committee has access to resources it deems appropriate to accomplish its responsibilities, including the sole authority to retain (with funding provided by the Company) legal counsel and experts in the field of executive compensation after taking into consideration the independence related factors required under applicable Nasdaq listing standards. The Compensation Committee has the sole authority to retain and to terminate such advisors, and to approve the fees and other retention terms. During fiscal 2013, the Compensation Committee primarily relied upon internal Company resources to generate information on which to benchmark the Company’s compensation practices and engaged Towers Watson to validate this information prior to making compensation determinations. The methodology used by the Company included but was not limited to analyses of salary survey data and peer company proxy data. Towers Watson does not provide any services to our Company other than those for which it has been retained by the Compensation Committee.

In making compensation determinations for fiscal 2013, the Compensation Committee continued its historic objective to compensate executives through a combination of salary and bonus eligibility within the mid-point to third quartile of the market for similar positions within companies of comparable size, growth and profitability both within and outside of our industry. The Compensation Committee felt this objective was generally consistent with the market for new executive hires. The Compensation Committee is continuing to evaluate this position for fiscal 2014, and will continue to do so from time to time in order to remain competitive from a compensation perspective, and will make changes to our compensation programs that it deems desirable and in the best interests of the Company.

Generally, our Chief Executive Officer has provided input to our Compensation Committee regarding executive compensation and participated in the ultimate determination of compensation for the Company’s other executives. However, our Chief Executive Officer does not have direct involvement in the determination of his own compensation, the determination and structure of which is the sole responsibility of the Compensation Committee.

Components of 2013 Compensation; Historical Performance Achievement

Base Salary Compensation

Base salary compensation is determined by the potential impact each position has on the Company, the skills and experiences required by the position, the performance and potential of the incumbent in the position, and competitive market information.

Incentive Compensation

The Compensation Committee believes strongly that the Company’s executive incentive compensation arrangements should closely align the interests of management with the interests of our shareholders. With that in mind, the Compensation Committee has historically established an annual cash bonus plan and multi-year stock-based incentive awards (discussed below) that are designed to reward executives based on the Company achieving pre-determined Company performance targets. With respect to the annual cash bonus plan, actual payouts to executives have been determined by the extent to which these performance targets are achieved for the applicable year. With respect to stock-based incentive awards, actual payouts are generally determined by the extent to which the cumulative total of annual targets are achieved over a three year performance period.

Although achievement of pre-determined goals is a requirement for payment of the plan-based incentives, the Compensation Committee retains the discretion to deviate from the plan-based payout calculations based on its retrospective assessment of Company overall managerial, financial and operational performance. These incentive compensation plans, taken together, are designed to encourage participants to focus their efforts on achieving both near and longer-term Company goals without encouraging unreasonable risks or incentivizing behavior that would be reasonably likely to result in a material adverse effect on the Company.

The Compensation Committee believes that “incentive” compensation should represent an inducement for performance that meets or exceeds challenging targets and the Compensation Committee’s more subjective expectation of high financial and operational performance. In short, incentive compensation should reward extraordinary, and not simply ordinary, performance. Management’s annual bonus and/or stock-based incentive award payouts over the past three years have ranged from 0% to 70% of the pre-established target amounts. Actual percentage payout of annual cash bonus and stock-based incentive awards over the last three years is set forth below in this Compensation Discussion and Analysis. The Compensation Committee intends to challenge the Company’s management by setting aggressive, yet achievable, targets that it believes will lead to an appropriate return for the Company’s shareholders.

The Compensation Committee routinely reviews the structure of its incentive compensation plans in an attempt to ensure that incentives remain aligned with the Company’s current goals, and makes revisions to the plans when it deems appropriate.

2013 Annual Cash Bonus Plan

Under the Company’s annual cash bonus plan, a target annual cash bonus amount is calculated for each executive as a percentage of his or her annual base salary, and the applicable percentage is based on competitive market information for similar positions and experience. For fiscal 2013, the target bonus amount as a percentage of annual base salary was 100% for Mr. Gilbert, and 75% for each of Mr. O’Donnell and Ms. Purcel, who served as Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer, respectively during fiscal 2013.

In evaluating bonus amounts for fiscal 2013, the Compensation Committee utilized external survey data from four sources: Hay Information Services Chain Restaurant Compensation Survey; HCE Chain Restaurant Compensation and Select Restaurant Custom Surveys; Towers Watson’s Industry Report on Top Management Compensation; and People Report’s Corporate Compensation and Benefits Survey. The 14 publicly traded peer companies that were included in the Compensation Committee’s analysis for fiscal 2013 are listed below:

• AFC Enterprises, Inc.	• Einstein Noah Restaurant Group, Inc.	• Red Robin Gourmet Burgers, Inc.

• Biglari Holdings, Inc.	• Frisch’s Restaurants, Inc.	• Ruby Tuesday, Inc.

• CEC Entertainment Inc.	• Jamba, Inc.	• Ruth’s Hospitality Group, Inc.

• Caribou Coffee Company Inc.	• Krispy Kreme Doughnuts, Inc.	• Texas Roadhouse

• Cosi Inc.	• Luby’s, Inc.

Bonus payments for fiscal 2013 were contingent upon the Company achieving at least a minimum Adjusted EBITDA equal to the actual Adjusted EBITDA achieved during fiscal 2012, because the Compensation Committee did not believe it was appropriate to reward executives under the annual cash bonus plan unless Company performance, measured in Adjusted EBITDA, exceeded the prior year’s performance. The Compensation Committee elected to use Adjusted EBITDA as the metric by which to measure performance. For these purposes, “Adjusted EBITDA” is defined as income from operations of the Company, plus depreciation, and amortization, and non-cash adjustments (such as asset impairment, lease termination and other closing costs) and other non-cash items as approved by the Compensation Committee, subject to adjustment by the Compensation Committee in its sole discretion for non-recurring items. The Compensation Committee used Adjusted EBITDA as its performance measure for fiscal 2013 because it is a measure widely used by investors to evaluate operating performance, provides a relevant and consistent comparison of the Company’s operating performance against that of other companies as it presents a meaningful measure of corporate performance exclusive of the impact of non-cash events and the method by which assets were acquired. If the minimum threshold was satisfied, then the amount of actual bonus payouts was to be determined based on the extent to which the Company exceeded that threshold, subject to Board of Director discretion to deviate from such amount based on its subjective assessment of Company managerial, financial and operational performance. In the absence of such deviation, the bonus payout amounts were calculated using linear scales representing a payout of between 64.3% and 100% of the amount of executives’ target bonus amount if the Company achieved between 85.5% and 100% of the Adjusted EBITDA target, and representing a payout of between 100% and 200% of the amount of executives’ target bonus amount if the Company achieved between 100% and 150% of the Adjusted EBITDA target, as illustrated below:

% of Performance Target Achieved*		Payout as Percent of Target Amount*

150%	Maximum	200%
100%	Target	100%
85.5%	Minimum	64.3%

*	Payout of any bonuses was subject to the Company achieving a minimum threshold equal to the actual Adjusted EBITDA achieved during fiscal 2012.

The 2013 annual performance targets were established by the Company’s Board of Directors and intended to represent goals on which to base additional compensation for meeting those targets. The targets were intended to take into account the macroeconomic environment, the industry in which the Company competes, the Company’s growth objectives, the life cycle of the Company, and the determination of an adequate return to shareholders given the before-mentioned factors. Payouts at 100% of target amounts were expected to be realized approximately 30% of the time over a ten year period, while payouts at 200% of target amounts are expected to be realized 10% of the time over a ten year period. The Compensation Committee maintained the ability to make adjustments to the actual Adjusted EBITDA calculations based on impairments, non-recurring events or otherwise when it deems it to be appropriate. Although achievement of pre-determined goals is a requirement for payment of the plan-based incentives, the Board of Directors retained the discretion to deviate from the plan-based payout calculations based on its retrospective assessment of Company overall financial and operational performance. For fiscal 2013, the Board of Directors assessed the Company’s overall financial, operations and managerial performance for the fiscal year in light of the Company’s operating environment and that of the casual dining industry, among other factors. Based on this assessment, the Board elected to take into account in the calculation of Adjusted EBITDA the unbudgeted asset impairment, lease termination, and other closing costs associated with the Company’s Salisbury, Maryland restaurant, as well as the full impact of budgeted compensation expense associated with the annual cash bonus plan. As a result, the Company failed to meet the minimum performance target threshold required for executives to earn any 2013 cash bonus payments under the plan.

To put the operation of our annual cash bonus plan into historical context, the annual performance targets for fiscal 2011, 2012 and 2013, the percentage of those target amounts achieved and the actual payouts as a percentage of target amounts, are set forth below:

Year	Target Performance	Actual Results Achieved(3)		Minimum Threshold % of Performance Target Required for any Bonus Payout		% of Performance Target Achieved	Actual Payout as Percent of Target Payout

2011(1)	$0.77	$0.68		80%		88.3%	70.0%

2012(1)	$0.78	$0.57		87.2	%(4)	73.1%	0.0%

2013(2)	$14,300	$12,187	(5)	85.5	%(6)	85.2%	0.0%

(1)	Applicable performance target was EPS.
(2)	Applicable performance target was Adjusted EBITDA.
(3)	Net of adjustments, if any, determined by the Compensation Committee.
(4)	Represents actual 2011 EPS as a percentage of the target EPS amount for 2012.
(5)

The calculation of Adjusted EBITDA takes into account the unbudgeted asset impairment, lease termination, and other closing costs associated with the Company’s Salisbury, Maryland restaurant, as well as the full impact of budgeted compensation expense associated with the annual cash bonus plan.

(6)	Represents actual 2012 Adjusted EBITDA as a percentage of the target Adjusted EBITDA amount for 2013.

The table below, which sets forth potential and actual annual cash bonus plan payouts for fiscal 2011, 2012 and 2013, illustrates how annual bonus compensation has applied to the individuals serving as Named Executive Officers during such years.

					Potential Annual Incentive Compensation Payout
Name	Fiscal Year	Annual Salary	Annual Bonus Compensation as a Percent of Annual Salary		Minimum Threshold Target	100% of Target	150% of Target	% of Target Achieved		Actual Payout as Percent of Target Payout		Actual Incentive Compensation Payout
John F. Gilbert III(1)	2013	$400,000	100%		$257,200	$400,000	$800,000	85.2	%(4)	0.0.	%	$0
	2012	$400,000	100%		$275,200	$400,000	$800,000	73.1%		0.0.	%	$0

Christopher O’Donnell(2)	2013	$365,385	75	%(3)	$192,900	$300,0000	$600,000	85.2	%(4)	0.0.	%	$0
	2012	$400.000	100%		$275,200	$400,000	$800,000	73.1%		0.0%		$0
	2011	$375,000	100%		$187,500	$375,000	$750,000	88.3%		70.0%		$262,500

Diana G. Purcel	2013	$288,637	75%		$139,195	$216,478	$432,956	85.2	%(4)	0.0.	%	$0
	2012	$288,637	75%		$148,937	$216,478	$432,956	73.1%		0.0.	%	$0
	2011	$282,285	75%		$105,857	$211,714	$423,428	88.3%		70.0%		$148,200

*	Applicable performance target was EPS for fiscal 2011 and 2012; applicable performance target was Adjusted EBITDA for fiscal 2013.
(1)

Mr. Gilbert commenced employment with the Company and was appointed Chief Executive Officer on October 8, 2012. Mr. Gilbert resigned as Chief Executive Officer and terminated his employment with the Company on February 10, 2014.

(2)	Mr. O’Donnell’s employment with the Company will terminate on March 31, 2014.
(3)

Effective August 12, 2013, Mr. O’Donnell’s annualized base salary was reduced from $400,000 to $300,000; however, Mr. O’Donnell continued to be eligible to receive an annual cash bonus of up to 75% of his previous ($400,000) base salary for fiscal 2013.

(4)

For purposes of the 2013 annual cash bonus plan, the calculation of Adjusted EBITDA takes into account the unbudgeted asset impairment, lease termination, and other closing costs associated with the Company’s Salisbury, Maryland restaurant, as well as the full impact of budgeted compensation expense associated with the annual cash bonus plan.

2013 Stock Incentive Awards — Performance Shares and Performance Stock Units

A key objective of our Compensation Committee is to align Company performance with shareholder expectations. In order to align these objectives, the Compensation Committee primarily used performance shares as a long-term incentive award for executives, including named executive officers, during fiscal 2011, 2012 and 2013. Performance shares entitle recipients to receive a number of shares of the Company’s common stock subject to the Company achieving specified performance criteria over a three year period. In recent years, the Compensation Committee has elected to use performance shares as a long-term incentive award as a means of aligning management’s objectives with that of our shareholders because performance shares are earned based on the Company achieving specific cumulative performance goals over a three year period and do not merely vest with the passage of time.

As with annual cash bonus, the Compensation Committee considered information pertaining to comparable organizations based on published survey data and proxy data for publicly traded peer companies, in determining the fiscal 2011, 2012 and 2013 recommended grant of stock incentive awards to the Company’s executives. When determining the amount of a stock incentive grant to an executive for a particular year, the Compensation Committee does not take into account any gains realized during that year by the executive as a result of his or her individual decision to exercise an option granted in a previous year, previous grants of performance shares, or any gains realized by him or her upon the ultimate grant of shares underlying a stock performance grant. Such gains are excluded from the determination because the decision as to whether the value of exercisable stock options will be realized in any particular year is determined by each individual executive’s decision whether to exercise all or a portion of such stock options and not by the Compensation Committee.

To the extent earned after the applicable three year period, performance shares are paid in shares of the Company’s common stock. Therefore, the value realizable from performance shares is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time.

For fiscal 2013, the Compensation Committee granted stock incentive awards both in the form of performance shares and performance stock units. Performance stock units provide holders with the potential to receive the cash value of one share of the Company’s common stock for each unit granted. Holders will be entitled to receive cash payments in respect of their performance stock units only to the extent that those units vest following a three year performance period, with units vesting on the same terms and subject to the same conditions on which performance shares are earned. As such, performance stock units operate in the same fashion as performance shares but are settled in cash (based on the fair market value of the Company’s common stock on the vesting date, which will be the filing date of the Annual Report on Form 10-K for fiscal 2015), rather than being settled in stock. The Compensation Committee elected to use a combination of performance shares and performance stock units for the fiscal 2013-2015 performance period in order to preserve the number of shares available under the Company’s 2005 Stock Incentive Plan.

As stated above, the Compensation Committee continues to evaluate the appropriate form for Company stock-based incentive awards and makes changes to the form of such awards as it deems desirable and in the best interests of the Company from time to time. For fiscal 2014, the Compensation Committee has determined to use long-term stock-based incentives in the form of stock options that provide for performance-based vesting, instead of our prior use of performance share grants. The Compensation Committee believes that performance-based stock options will better align the interests of management with the creation of value for our shareholders.

Performance Share and Performance Stock Unit Programs

As of December 29, 2013, we had three performance share programs in progress, each with a three-year performance period (each a “Performance Share Program”): the 2011 Performance Share Program (which takes into account the Company’s financial performance during fiscal 2011-2013), the 2012 Performance Share Program (which takes into account the Company’s financial performance during fiscal 2012-2014) and the 2013 Performance Share Program (which takes into account the Company’s financial performance during fiscal 2013-2015). Under each Performance Share Program, the Company has granted recipients the right to receive a specified number of shares of the Company’s common stock (“Performance Shares”) subject to the Company achieving a specified percentage of the cumulative total of the EPS or Adjusted EBITDA goals (as applicable) for each of the fiscal years making up the three-year performance period (the “Cumulative Performance Goal”). The specified number of Performance Shares granted to each executive under a particular Performance Share Program is a function of the value of target long-term compensation established by the Compensation Committee for that executive (which reflects a percentage of the executive’s annual base salary) and the stock price on the date that the Performance Share Program is approved by the Compensation Committee. The Compensation Committee has determined the EPS or Adjusted EBITDA goal for each fiscal year and the actual EPS or Adjusted EBITDA for each fiscal year is based on the earnings per diluted share amount or Adjusted EBITDA for that fiscal year as set forth in the audited financial statements filed with the Company’s Annual Report on Form 10-K. The determination as to the number of Performance Shares to be received, if any, is determined after the Company files its Annual Report on Form 10-K for the last fiscal year of the applicable three-year performance period and the Performance Shares are issued following such filing if the applicable specified percentage of the Cumulative Performance Goal is achieved. The Compensation Committee reserves the ability to make adjustments to the actual performance calculations based on impairments, non-recurring events or otherwise when it deems it to be appropriate. The Performance Share grants for each recipient are contingent on the recipient remaining an employee of the Company until the filing of the Annual Report on Form 10-K for the applicable fiscal year. The EPS and Adjusted EBITDA goals utilized for the determination of Performance Shares are the same measurement as targets under the annual cash bonus plan discussed above.

For the 2011 Performance Share Program, the participants’ rights to receive Performance Shares were contingent on the Company achieving at least 80% of the Cumulative Performance Goal. For the 2012 Performance Share Program, the participants’ rights to receive Performance Shares will be contingent on the Company achieving cumulative earnings per share for fiscal 2012, 2013 and 2014 equal to at least the amounts achieved by the Company during fiscal 2011, 2012 and 2013 (as adjusted by the Compensation Committee, if applicable). Similarly, for the 2013 Performance Share Program, the participants’ rights to receive Performance Shares will be contingent on the Company achieving cumulative Adjusted EBITDA for fiscal 2013, 2014 and 2015 equal to at least the amounts achieved by the Company during fiscal 2012, 2013 and 2014 (as adjusted by the Compensation Committee, if applicable). If the Company achieves the threshold applicable to a Performance Share Program, then each participant will be entitled to receive a percentage of the “Target” number of Performance Shares granted that is equal to the percentage of the Cumulative Performance Goal achieved.

The maximum share payout a participant will be entitled to receive under the 2011 Performance Share Program is 100% of the “Target” number of Performance Shares granted, which will occur if the Cumulative Performance Goal is met or exceeded. The Compensation Committee elected to change the terms of the Performance Share Program for the fiscal 2012-2014 timeframe. As revised, the participants’ rights to receive Performance Shares will be contingent on the Company achieving cumulative earnings per share for fiscal 2012, 2013 and 2014 equal to at least the amounts achieved by the Company during fiscal 2011, 2012 and 2013 (as adjusted by the Compensation Committee, if applicable). If the Company achieves this threshold, then participants will be entitled to receive a percentage of their “Target” number of Performance Shares equal to the percentage of the Cumulative Performance Goal achieved by the Company, up to 100%. If the Company achieves more than 100% of the Cumulative Performance Goal, then participants will be entitled to receive 100% of their “Target” number of Performance Shares, plus an additional percentage equal to twice the incremental percentage increase in the Cumulative Performance Goal achieved over 100% (e.g., if the Company achieves

103% of the Cumulative Performance Goal, then participants will be entitled to receive 106% of their “Target” number of Performance Shares); provided that the maximum payout under the 2012 Performance Share Program is capped at 110% of the “Target” number of Performance Shares.

Based on the actual, cumulative 2011 Performance Share Program results, participants earned 86.7% of the Performance Shares originally granted under this program. The Company has achieved 91.3% of the cumulative total of the Performance goals through the first two years of the 2012 Performance Share Program and 85.2% for the first year of the 2013 Performance Share Program. Information regarding the Target Performance Share grants for participating named executive officers under the 2010, 2011, 2012 and 2013 Performance Share Programs, along with the number of shares earned under the 2011 Performance Share Program, is illustrated below:

Name	Performance Share Program	Target Performance Shares Granted	% of Cumulative EPS Goal Achieved		Performance Shares Issued(1)
Christopher O’Donnell	2011 Performance Share Program	41,200	86.7	%(2)	35,720
	2012 Performance Share Program	43,300	91.3	%(3)	—
	2013 Performance Share Program	50,500	85.2	%(4)	—

Diana G. Purcel	2011 Performance Share Program	23,200	86.7	%(2)	20,114
	2012 Performance Share Program	25,000	91.3	%(3)	—
	2013 Performance Share Program	27,300	85.2	%(4)	—

(1)

Represents the gross number of Performance Shares earned by the recipient under the 2011 Performance Share Program prior to any forfeiture election for purposes of satisfying tax withholding obligations.

(2)

Represents percentage of the Cumulative EPS Goal achieved throughout the entire three year performance period. Maximum payout under the 2011 Performance Share Program is 100% of the “Target” shares granted. The participant’s right to receive any Performance Shares is contingent on the Company achieving at least 80% of the Cumulative EPS Goal for the entire three year performance period (2011-13).

(3)

Represents percentage of the Cumulative EPS Goal achieved through the two years of the three year performance period. Maximum payout under the 2012 Performance Share Program is 110% of the “Target” shares granted. The participant’s right to receive any Performance Shares is contingent on the Company achieving cumulative earnings per share for fiscal 2012-14 equal to at least the amounts achieved by the Company during fiscal 2011-13 (as adjusted by the Compensation Committee, if applicable). Cumulative earnings per share for fiscal 2012 and 2013 (the first two years of the three year performance period) was $1.19, compared to $1.25 for fiscal 2011 and 2012.

(4)

Represents percentage of the Cumulative Adjusted EBITDA Goal achieved through the first year of the three year performance period. Maximum payout under the 2013 Performance Share and Performance Stock Unit Programs is 100% of the “Target” shares and units granted. The participants’ rights to receive Performance Shares or Performance Stock Units are contingent on the Company achieving Cumulative Adjusted EBITDA for fiscal 2013-2015 that is equal to at least the sum of the amounts achieved by the Company during fiscal 2012-2014 (as adjusted by the Compensation Committee, if applicable). Adjusted EBITDA for fiscal 2013 which takes into account the unbudgeted asset impairment, lease termination, and other closing costs associated with the Company’s Salisbury, Maryland restaurant, as well as the full impact of budgeted compensation expense associated with the annual cash bonus plan, was $12.2 million. This compares to Adjusted EBITDA of $12.3 million for fiscal 2012.

In fiscal 2013, the Compensation Committee granted stock incentive awards both in the form of performance shares and performance stock units, with 90% of 2013 stock incentive awards taking the form of performance shares and 10% of 2013 stock incentive awards taking the form of performance stock units. As discussed above, performance stock units operate in the same fashion as performance shares but are settled in cash, rather than being settled in stock. The Compensation Committee elected to use a combination of performance shares and performance stock units for the fiscal 2013-2015 performance period in order to preserve the number of shares available under the Company’s 2005 Stock Incentive Plan.

Additional Components of Compensation

Restricted Stock and Restricted Stock Units

In certain circumstances, the Compensation Committee has made grants of restricted stock or restricted stock units as inducement for executive new hires or for retention purposes. Restricted stock is shares of the Company’s common stock that are subject to transfer and forfeiture restrictions that lapse over time. Upon the commencement of his employment as Chief Executive Officer on October 8, 2012, and pursuant to his employment offer letter, the Company granted 150,000 shares of restricted stock to John F. Gilbert that were subject to transfer and forfeiture restrictions scheduled to lapse in five equal annual installments. Also pursuant to his employment offer letter, Mr. Gilbert was entitled to receive additional grants of restricted stock valued at $80,000 on or about the first day of each fiscal year. The Company granted 8,705 shares of restricted stock to Mr. Gilbert on January 8, 2013 in respect of this obligation for fiscal 2013 and an additional 4,348 shares of restricted stock on January 15, 2014 in respect of this obligation for fiscal 2014. Like the initial grant, these additional grants were subject to transfer and forfeiture restrictions scheduled to lapse in five equal annual installments on December 31 of each applicable year. All unvested shares of restricted stock were forfeited by Mr. Gilbert upon his February 10, 2014 resignation of employment with the Company.

Restricted stock units are units that evidence the right to receive shares of common stock at a future date, subject to restrictions that may be imposed by the Compensation Committee. The Company’s grants of restricted stock units have been subject to vesting restrictions and vest in three equal annual installments on the three, four and five-year anniversaries of the grant date provided that the recipient remains employed by the Company through the applicable vesting date, and vest in their entirety upon a “change of control.” To the extent vested, the recipient has the right to receive shares comprising the units upon the termination of their employment with the Company. The Compensation Committee elected to make grants of 50,000 and 25,000 restricted stock units, respectively, to Mr. O’Donnell and Ms. Purcel in September 2008 for retention purposes. The Company has not made subsequent grants of restricted stock units, and the Compensation Committee does not view restricted stock units as a material component of the Company’s executive compensation programs.

Deferred Stock Unit Plan

We maintain an Executive Elective Deferred Stock Unit Plan (the “Deferred Stock Unit Plan”), in which executives can elect to defer all or part of their annual incentive compensation or commissions, or their receipt of any compensation in the form of stock grants under the Company’s equity incentive plans or otherwise, for a specified period of time. During 2013, no executives elected to defer amounts under the Deferred Stock Unit Plan. To the extent elections are made, the amount of compensation that is deferred is converted into a number of stock units, as determined by the share price of our common stock on the effective date of the election. These units are converted back into a cash amount at the expiration of the deferral period based on the share price of our common stock on the expiration date and paid to the executive in cash in accordance with the payout terms of the plan. Accordingly, we recognize compensation expense throughout the deferral period to the extent that the share price of our common stock increases, and reduce compensation expense throughout the deferral period to the extent that the share price of our common stock decreases.

Deferred Compensation Plan

We maintain a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) in which employees who are at the “director” level and above are eligible to participate. Participants must complete a deferral election each year and submit it to the Company, prior to the beginning of the fiscal year for which the compensation pertains, indicating the level of compensation (salary, bonus and commissions) they wish to have deferred for the coming year. This deferral election is irrevocable except to the extent permitted by the Deferred Compensation Plan’s administrator, and the applicable regulations promulgated by the Internal Revenue Service. For fiscal 2013, the Company matched 25.0%, of the first 4.0% contributed by participants and paid declared interest rates of 6.0% on balances contributed during fiscal 2013. For fiscal 2014, the Company will again match 25% of the first 4.0% contributed by participants and will pay a declared interest rate of 6.0% on contributions. The Board of Directors or the Compensation Committee administers the Deferred Compensation Plan and can change the Company match, interest rate or any other aspects of the plan at any time.

Deferral periods are defined as the earlier of termination of employment or not less than three calendar years following the end of the applicable Deferred Compensation Plan Year. Extensions of the deferral period for a minimum of five years are allowed, provided the election is made at least one year before the first payment affected by the change. Payments can be in a lump sum or in equal payments over a two-, five- or ten-year period, plus interest from the commencement date.

The Deferred Compensation Plan assets are kept in an unsecured account that has no trust fund. In the event of bankruptcy, any future payments would have no greater rights than that of an unsecured general creditor of the Company and they confer no legal rights for interest or claim on any assets of the Company. Benefits provided by the Deferred Compensation Plan are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), because the pension insurance provisions of ERISA do not apply to the Deferred Compensation Plan.

For the plan year ended December 31, 2013, named executive officers contributed $31,546 to the Deferred Compensation Plan and the Company provided matching funds and interest of $11,020.

Program Changes for Fiscal 2014

As discussed above, our Compensation Committee is currently in the process of finalizing the exact terms and conditions of our executive compensation programs for fiscal 2014. However, based on its recent evaluation of our historical executive compensation programs, the Compensation Committee has determined to make several significant changes in the policies and practices that govern executive compensation for fiscal 2014. These changes, which are discussed above, are designed to ensure that the fiscal 2014 executive compensation programs are consistent with our stated compensation philosophy: namely, to adopt compensation programs measured by short- and long-term financial performance metrics designed to ensure management is incented to increase shareholder value over time, including by increasing the intrinsic value of our Company on a per-share basis.

In addition to the changes in program design, the Compensation Committee intends to use an updated list of publicly traded peer companies in evaluating target executive bonus and stock-based awards for fiscal 2014. The list, as updated, is set forth below:

• Ark Restaurants Corp.	• Diversified Restaurant Holdings, Inc.	• Jamba, Inc.

• Bravo Brio Restaurant Group, Inc.	• Einstein Noah Restaurant Group, Inc.	• Kona Grill, Inc.

• Chuy’s Holdings, Inc.	• Frisch’s Restaurants, Inc.	• Luby’s, Inc.

• Cosi Inc.	• Ignite Restaurant Group, Inc.	• Ruth’s Hospitality Group, Inc.

• Del Frisco’s Restaurant Group, Inc.

Clawback Protective Provisions

We believe that our executives are held accountable to comply with our high ethical standards. In that regard, our annual incentive compensation plan and the agreements governing grants under our performance share programs include what is commonly referred to as a clawback provision. Under these provisions, the Board may, in its discretion and to the extent permitted by law, require executive recipients of awards to forfeit or repay compensation received following a restatement of the Company’s financial statements that the Board determines would not have been received had such financial statements been initially filed as restated.

Stock Ownership Expectations

In accordance with the desire to better align the long-term objectives of our executives and Board of Directors with our shareholders, our Board of Directors has adopted minimum stock ownership guidelines that set forth the levels of ownership expected of Board members and top executives of the Company. Board members are expected to own shares of our common stock equal in value to at least three times their annual Board of Directors compensation. Our Chief Executive Officer is expected to own shares of our common stock and vested options equal in value to at least four times his annual salary, while our President and Chief Operating Officer and our Chief Financial Officer are expected to own shares of our common stock and vested options equal in value to at least three times and two times, respectively of their annual salaries. Other Vice Presidents are expected to own shares of our common stock and vested options equal in value to at least their respective annual salaries. For purposes of determining compliance with the minimum stock ownership guidelines, share ownership is defined to include stock owned directly by the director or executive and vested stock options. The determination does not include Performance Shares until those shares are actually earned and issued. The Board of Directors acknowledges that the value of directors’ and executives’ share ownership will fluctuate based on the market price of our stock and, therefore, deficiencies in share ownership levels may exist from time to time. Shares owned directly by directors and executives in compliance with the minimum ownership guidelines represent investments in our common stock. Therefore, gains or losses resulting from appreciation or depreciation of these shares are not taken into account when calculating compensation amounts reported in this Proxy Statement.

Other Benefits

We provide additional benefit plans to employees, including the Named Executive Officers, such as medical, dental, life insurance and disability coverage, flex benefit accounts, 401(k) plan, an employee assistance program and an employee stock purchase plan. We also provide vacation and other paid holidays to employees, including the named executive officers, which are comparable to those provided at other companies of comparable size.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation, stock option awards and awards of Performance Shares have not generally been structured to meet all of such requirements and, as such, may not be fully deductible.

Assessment of Risk Related to Compensation Policies

We determined that our compensation policies, practices and programs work together to minimize exposure to excessive risk while appropriately pursuing strategies that emphasize shareholder value creation. In reaching this determination, we noted that incentive or variable compensation awarded to our executive officers, which has the potential to comprise a significant portion of their overall compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation.

EXECUTIVE COMPENSATION TABLES

The following summary compensation table reflects cash and non-cash compensation for the 2011, 2012 and 2013 fiscal years awarded to or earned by (i) each individual serving as the principal executive officer and the principal financial officer of the Company during the fiscal year ended December 29, 2013; and (ii) each other individual that served as an executive officer of the Company at the end of such fiscal year who received in excess of $100,000 in salary and bonus during such fiscal year (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)			Non-Equity Incentive Plan Compensation ($)(6)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(7)		All Other Compensation ($)		Total ($)
John F. Gilbert III(1) Chief Executive Officer	2013 2012	$ $	400,000 90,959	$ $	0 0	$ $	561,855 1,465,500	(3)(4) (5)	$ $	0 0	$ $	322 0	$ $	17,040 34,732	$ $	979,217 1,591,191

Christopher O’Donnell(1)(2) President and Chief Operating Officer	2013 2012 2011	$ $ $	365,385 400,000 375,000	$ $ $	0 0 0	$ $ $	479,245 477,687 458,556	(4) (4) (4)	$ $ $	0 0 262,500	$ $ $	0 0 0		— — —	$ $ $	844,630 877,687 1,096,056

Diana G. Purcel(2) Chief Financial Officer and Secretary	2013 2012 2011	$ $ $	288,637 288,637 282,285	$ $ $	0 0 0	$ $ $	259,077 257,500 258,216	(4) (4) (4)	$ $ $	0 0 148,200	$ $ $	1,109 3,796 3,723		— — —	$ $ $	548,823 549,933 692,424

(1)

Mr. O’Donnell served as President and Chief Executive Officer during the reported periods until October 2012, at which time Mr. Gilbert was appointed as Chief Executive Officer. Mr. Gilbert resigned as Chief Executive Officer and terminated his employment with the Company on February 10, 2014. Mr. O’Donnell’s employment with the Company will terminate effective March 31, 2014.

(2)

Descriptions of the Company’s employment arrangements with Mr. O’Donnell and Ms. Purcel, including severance and change of control arrangements, are included below under the heading “Severance and Change-in-Control Arrangements.”

(3)

Amounts shown include the aggregate grant date fair value of an 8,705 share restricted stock award granted to Mr. Gilbert on January 8, 2013 pursuant to the terms of Mr. Gilbert’s employment offer letter, computed in accordance with FASB ASC Topic 718. The Company calculates fair value by multiplying the closing stock price on the date of grant by the number of shares comprising the award. See “Grants of Plan-Based Stock Awards” below for details regarding this grant.

(4)

Amounts shown include the aggregate grant date fair value for stock awards granted under the Company’s Performance Share Program that commenced during the applicable year and, for fiscal 2013, the Performance Stock Unit Program, computed in accordance with FASB ASC Topic 718. The Company calculates fair value by multiplying the closing stock price on the date of grant, typically the first business day of the fiscal year, by the target number of shares granted under the award. The Company calculates the target number of shares granted under an award based on the closing stock price in effect on the earlier date that the Compensation Committee approves the stock awards granted, typically in early November of the prior fiscal year. See “Grants of Plan-Based Stock Awards” below for details regarding stock awards granted under the 2013-2015 Performance Share Program and the 2013-2015 Performance Stock Unit Program. Descriptions of the Company’s Performance Share Programs and Performance Stock Unit Program are included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.”

(5)

Amounts shown reflect the aggregate grant date fair value of a 150,000 share restricted stock award granted to Mr. Gilbert upon the commencement of his employment as the Company’s Chief Executive Officer on October 8, 2012, computed in accordance with FASB ASC Topic 718. The Company calculates fair value by multiplying the closing stock price on the date of grant by the number of shares comprising the award. See “Grants of Plan-Based Stock Awards” below for details regarding this grant.

(6)

Amounts shown were earned under the Company’s 2011, 2012 and 2013 annual cash bonus plans. Description of these annual cash bonus plans are included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.” The ranges of eligible payouts under the 2013 annual cash bonus plan are reflected in the “Grants of Plan-Based Stock Awards” below.

(7)

The Company does not maintain a pension plan. Amounts shown were earned under the Company’s Non-qualified Deferred Compensation Plan and represent the difference between the interest rate earned during the applicable year (6.0% for 2011, 2012 and 2013) under that plan and 120% of the long-term applicable federal rate (3.32% in 2011, and 2.86% in 2012 and 3.94% in 2013). A description of the Company’s Non-qualified Deferred Compensation Plan is included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.”

Grants of Plan-Based Awards

The following table sets forth information with respect to each incentive award granted to the named executive officers during the fiscal year ended December 29, 2013:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(11)
Name	Grant Date	Threshold ($)(5)	Target ($)(6)	Maximum ($)(7)	Threshold (#)(8)	Target (#)(9)	Maximum (#)(10)
John F. Gilbert III(1)	1/8/13	—	—	—	—	—	—	8,705	(1)	—	—	82,610
John F. Gilbert III(2)	1/8/13	257,200	400,000	800,000	—	—	—	—		—	—	—
John F. Gilbert III(3)	1/8/13	—	—	—	N.C.	45,450	45,450	—		—	—	431,321
John F. Gilbert III(4)	1/8/13	—	—	—	N.C.	5,050	5,050	—		—	—	47,924
Christopher O’Donnell(2)	1/8/13	192,900	300,000	600,000	—	—	—	—		—	—	—
Christopher O’Donnell(3)	1/8/13	—	—	—	N.C.	45,450	45,450	—		—	—	431,321
Christopher O’Donnell(4)	1/8/13	—	—	—	N.C.	5,050	5,050	—		—	—	47,924
Diana G. Purcel(2)	1/8/13	139,195	216,478	432,956	—	—	—	—		—	—	—
Diana G. Purcel(3)	1/8/13	—	—	—	N.C.	24,570	24,570	—		—	—	233,169
Diana G. Purcel(4)	1/8/13	—	—	—	N.C.	2,730	2,730	—		—	—	25,908

(1)	Represents an 8,705 share restricted stock grant made pursuant to the terms of Mr. Gilbert’s employment offer letter with the Company dated October 8, 2012.

(2)

Represents potential payouts under the Company’s annual cash bonus plan for fiscal 2013 depending on the extent to which the Company achieved the pre-determined adjusted EBITDA target. Subject to achieving adjusted EBITDA for fiscal 2013 that is equal to or greater than the Company’s fiscal 2012 adjusted EBITDA, the amount that can be earned ranges from 64.3% to 200% of the target payout amount. Amounts ultimately paid under the 2013 annual cash bonus plan are subject to discretion of the Board of Directors and the Compensation Committee. Adjusted EBITDA for fiscal 2013 takes into account the unbudgeted asset impairment, lease termination, and other closing costs associated with the Company’s Salisbury, Maryland restaurant, as well as the full impact of budgeted compensation expense associated with the annual cash bonus plan, which resulted in no 2013 bonuses being earned under the plan.

(3)

Represents potential payouts under the Company’s 2013-2015 Performance Share Program. Receipt of Performance Shares under the 2013-2015 Performance Share Program is contingent upon the Company achieving cumulative adjusted EBITDA for fiscal 2013-2015 that equals or exceeds the cumulative adjusted EBITDA for fiscal 2012-2014. If the Company achieves (but does not exceed) this minimum threshold, then participants will be entitled to receive a “threshold” number of Performance Shares. This “threshold” number will be a percentage of the “target” number of Performance Shares that is equal to Company’s cumulative adjusted EBITDA for fiscal 2012-2014 expressed as a percent of the Cumulative EPS Goal. Amounts ultimately issued under the 2013-2015 Performance Share Program are subject to discretion of the Board of Directors and the Compensation Committee.

(4)

Represents potential payouts under the Company’s 2013-2015 Performance Stock Unit Program. Performance stock units operate in the same fashion as performance shares (see Note 3 directly above) but are settled in cash, rather than being settled in stock.

(5)

Represents the “threshold” amount of cash incentive compensation which the participant was entitled to receive under the 2013 annual cash bonus plan if the Company’s fiscal 2013 adjusted EBITDA was exactly equal to the Company’s fiscal 2012 adjusted EBITDA, subject at all times to the discretion of the Board of Directors and the Compensation Committee to determine whether and the extent to which payments are made.

(6)

Represents the “target” amount of cash incentive compensation which the participant was entitled to receive under the 2013 annual cash bonus plan if the Company achieved 100% of the pre-determined 2013 adjusted EBITDA target, subject at all times to the discretion of the Board of Directors and the Compensation Committee to determine whether and the extent to which payments are made.

(7)

Represents the “maximum” amount of cash incentive compensation which the participant was entitled to receive under the 2013 annual cash bonus plan if the Company achieved 150% or more of the pre-determined 2013 adjusted EBITDA target, subject at all times to the discretion of the Board of Directors and the Compensation Committee to determine whether and the extent to which payments are made.

(8)	Not calculable. These amounts cannot be determined until the Company reports earnings per share for fiscal 2014 and the Compensation Committee determines an adjusted EBITDA goal for fiscal 2015.

(9)

Represents the “target” number of Performance Shares or Performance Stock Units that the participant will receive under the 2013-2015 Performance Share or Performance Stock Unit Program (as applicable) at the end of the three-year performance period if 100% of the Cumulative Adjusted EBITDA Goal over such period is achieved.

(10)

Represents the “maximum” number of Performance Shares or Performance Stock Units that the participant is eligible to receive at the end of the three-year performance period under the 2013-2015 Performance Share or Performance Stock Unit Program (as applicable). The maximum number of shares or units that any participant can receive is 100% of the “target” number.

(11)

Amounts shown with respect to Performance Shares or Performance Stock Units represent the value at the grant date based upon the probable outcome of conditions to which the ultimate grant of Performance Shares or Performance Stock Units is subject.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the named executive officers at December 29, 2013:

						Stock Awards
	Option Awards					Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John F. Gilbert III	—	—	—	—	—	9,000	(7)	$170,550	—		—
	—	—	—	—	—	120,000	(8)	$2,274,000	—		—
	—	—	—	—	—	8,705	(9)	$164,960	—		—
	—	—	—	—	—	—		—	45,450	(3)	$861,278
	—	—	—	—	—	—		—	5,050	(4)	$95,698

Christopher O’Donnell	20,000	—	—	$6.15	02/18/2014	—		—	—		—
	—	—	—	—	—	—		—	41,200	(1)	$780,740
	—	—	—	—	—	—		—	46,200	(2)	$875,490
	—	—	—	—	—	—		—	45,450	(3)	$861,278
	—	—	—	—	—	—		—	5,050	(4)	$95,698

Diana G. Purcel	—	—	—	—	—	—		—	—		—
	—	—	—	—	—	—		—	23,300	(1)	$439,640
	—	—	—	—	—	—		—	25,000	(2)	$473,750
									24,570	(3)	$465,602
	—	—	—	—	—	—		—	2,730	(4)	$51,734

(1)	Awards granted under the Company’s 2011-2013 Performance Share Program vested, to the extent earned, on the date the Company filed its Annual Report on Form 10-K for fiscal 2013.

(2)

Awards granted under the Company’s 2012-2014 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2014, subject to, among other things, the recipients continuing to be employed by the Company on such date.

(3)

Awards granted under the Company’s 2013-2015 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2015, subject to, among other things, the recipients continuing to be employed by the Company on such date.

(4)

Awards granted under the Company’s 2013-2015 Performance Stock Unit Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2015, and will be settled in cash, subject to, among other things, the recipients continuing to be employed by the Company on such date.

(5)	Market value calculations based on the Company’s closing stock price of $18.95 on December 27, 2013, the last trading day during the fiscal year ended December 29, 2013.

(6)

Represents the “target” number of shares of common stock or stock units (as applicable) that the recipient will receive at the end of the three-year performance period if 100% of the Cumulative EPS or adjusted EBITDA Goal, as applicable, over such period is achieved.

(7)

Represents restricted stock subject to transfer and forfeiture restrictions that are scheduled to lapse in equal annual installments of 3,000 shares on August 2, 2014, 2015 and 2016. Such share were issued prior to Mr. Gilbert’s employment with the Company in connection with his election as a director of the Company.

(8)

Represents shares of restricted stock subject to transfer and forfeiture restrictions that are scheduled to lapse in equal annual installments of 30,000 shares each on October 8, 2014, 2015, 2016 and 2017.

(9)

Represents shares of restricted stock subject to transfer and forfeiture restrictions that are scheduled to lapse in equal annual installments of 1,741 shares each on December 31, 2013, 2014, 2015, 2016 and 2017.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and each vesting of stock, including the earning and issuance of Performance Shares, during the fiscal year ended December 29, 2013 for each named executive officer:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John F. Gilbert III(2)	—	—	3,000	$49,860
John F. Gilbert III(3)	—	—	30,000	$484,200
Christopher O’Donnell(4)	—	—	50,476	$541,607
Christopher O’Donnell(5)	—	—	16,667	$270,172
Diana G. Purcel(4)	—	—	29,972	$321,600
Diana G. Purcel(5)	—	—	8,333	$135,078
Diana G. Purcel(6)	20,000	$198,600	—	—

(1)	Value realized was determined based on the difference between the option exercise price on the date of grant and the fair market value of the shares on the date exercised.

(2)	Represents vesting of restricted stock on August 2, 2013. Award values were determined based on the Company’s closing stock price of $16.62 on the vesting date.

(3)	Represents vesting of restricted stock on October 8, 2013. Award values were determined based on the Company’s closing stock price of $16.14 on the vesting date.

(4)

Shares acquired were earned under the Company’s 2010 Performance Share Program on March 15, 2013, the date corresponding with the Company’s filing of its Annual Report on Form 10-K for fiscal 2012. The share amounts are prior to the recipient’s forfeiture of a portion of such shares to satisfy tax withholding obligations. The share amounts shown do not reflect the acquisition of shares earned by Mr. O’Donnell and Ms. Purcel under the Company’s 2011 Performance Share Program on March 14, 2014, the date corresponding with the Company’s filing of its Annual Report on Form 10-K for fiscal 2013. Award values under the Company’s 2010 Performance Share Program were determined based on the Company’s closing stock price of $10.73 on March 15, 2013, the date corresponding with the vesting date of the award.

(5)

Represents vesting of restricted stock units on September 11, 2013. Award values were determined based on the Company’s closing stock price of $16.21 on the vesting date. Vested shares will be delivered upon the termination date of the holder’s employment with the Company, subject to any delay in delivery required to comply with Internal Revenue Code Section 409A rules governing deferred compensation.

(6)

Shares issuable upon stock option exercised on August 9, 2013. The share amount is prior to the recipient’s forfeiture of a portion of such shares to cover the option exercise cost and satisfy tax withholding obligations.

Non-Qualified Deferred Compensation

The Company’s Non-Qualified Deferred Compensation Plan, which is described in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis,” is the only defined contribution or other plan of the Company that provides for the deferral of compensation on a basis that is not tax-qualified. The following table sets forth information concerning each named executive officer’s participation in this plan during the fiscal year ended December 29, 2013:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John F. Gilbert III	$20,000	$4,000	$916	$0	$28,008
Christopher O’Donnell	$0	$0	$0	$0	$0
Diana G. Purcel	$11,546	$2,886	$3,217	$61,539	$63,945

Employment Agreements and Employment Arrangements

Employment Agreement with Edward H. Rensi

Edward H. Rensi, a member of the Company’s Board of Directors since January 2014, was appointed to serve as interim Chief Executive Officer of the Company following John F. Gilbert III’s resignation on February 10, 2014. Mr. Rensi’s employment with the Company is governed by an employment offer letter dated February 10, 2014. Under the employment offer letter, Mr. Rensi is entitled to receive an annualized base salary of $300,000 in accordance with the Company’s standard payroll practices, and is eligible for performance based cash bonuses in the discretion of the Board of Directors and the compensation committee. Mr. Rensi is also entitled to reimbursement of travel and housing expenses in the amount of up to $2,000 per month. As contemplated by the employment offer letter, on February 10, 2014 the Company granted to Mr. Rensi a five-year, 25,000 share stock option award under the Company’s Amended and Restated 2005 Stock Incentive Plan. The award was immediately vested with respect to 12,500 shares and will vest with respect to the remaining 12,500 on February 10, 2015 so long as Mr. Rensi remains a director or employee of, or a consultant to, the Company.

Employment Arrangement with Christopher O’Donnell

Christopher O’Donnell, the Company’s President and Chief Operating Officer, has an employment arrangement with the Company pursuant to which, during fiscal 2011, he received an annualized salary of $375,000, was eligible for a bonus of up to 100% of his base salary, and received medical, dental and other customary benefits. Effective January 1, 2012, Mr. O’Donnell’s annualized base salary was increased to $400,000. For fiscal 2013, the percentage of base salary to which Mr. O’Donnell was eligible to earn as bonus compensation was reduced to 75%. Effective August 12, 2013, Mr. O’Donnell’s annualized base salary was reduced to $300,000 and, commencing for fiscal 2014, his eligible bonus percentage will be reduced to 75% of such amount. Mr. O’Donnell continued to be eligible to receive annual cash bonus and long-term compensation plan incentives of up to 75% of his previous ($400,000) base salary for fiscal 2013. As summarized below under the heading “Severance Agreements,” Mr. O’Donnell has a severance agreement which entitles him to receive severance pay if his employment is terminated without “cause”, or if his employment terminates for any reason or no reason (including his voluntary resignation) within six months following a “change of control.” Mr. O’Donnell’s employment with the Company will terminate effective March 31, 2014.

Employment Arrangement with Diana G. Purcel

Diana G. Purcel, the Company’s Chief Financial Officer and Secretary, has an employment arrangement with the Company pursuant to which, during fiscal 2011, she received an annualized salary of $282,285, was eligible for a bonus of up to 75% of her base salary, and received medical, dental and other customary benefits. Effective January 1, 2012, Ms. Purcel’s annualized base salary was increased to $288,637. Commencing for fiscal 2014, Ms. Purcel will be eligible for bonus and long-term incentive compensation, each at a reduced percentage equal to 50% of her base salary. As summarized below under the heading “Severance Agreements,” Ms. Purcel has a severance agreement which entitles her to receive severance pay if her employment is terminated without “cause”, or if her employment terminates for any reason or no reason (including her voluntary resignation) within six months following a “change of control.”

Former Employment Agreement with John F. Gilbert III

John F. Gilbert III, our former Chief Executive Officer, served in that capacity from October 2012 until his resignation on February 10, 2014. His employment with the Company was governed by an employment offer letter and related Confidentiality and Noncompetition Agreement, each dated October 8, 2012. Under the employment offer letter, Mr. Gilbert was employed for an indefinite term, received an annual base salary of $400,000, and was eligible for an annual target cash bonus under the Company’s annual executive cash bonus plan equal to 100% of his base salary, prorated for any partial year. Mr. Gilbert was also entitled to participate in the Company’s stock incentive compensation plans (currently comprised of performance shares and performance stock units discussed above) at a target amount equal to 100% of his base salary, commencing in fiscal 2013.

The employment offer letter entitled Mr. Gilbert to participate in the Company’s comprehensive medical and dental plans, and in deferred compensation plans that may be sponsored by the Company from time to time and in which other Company executives are entitled to participate. Mr. Gilbert, who relocated in connection with his employment, was entitled to receive a short term travel and housing allowance of $7,500 per quarter (payable in arrears) for four quarters, plus reimbursement of customary brokerage commissions paid upon a sale of his existing residence if such sale occurred within three years after commencing employment with the Company.

As contemplated by the employment offer letter, on October 8, 2012 the Company granted to Mr. Gilbert 150,000 shares of restricted stock under the Company’s Amended and Restated 2005 Stock Incentive Plan, which shares were subject to transfer and forfeiture restrictions that were scheduled to lapse in five equal annual installments commencing on the first anniversary of the grant date. Mr. Gilbert was also entitled to receive additional annual restricted stock grants valued at $80,000 on or about the first day of each fiscal year. The exact number of restricted shares was be calculated based on the closing price of the Company’s stock on such date and such shares were subject to transfer and forfeiture restrictions that were scheduled to lapse in five equal annual installments commencing on the first anniversary of such date. The Company granted 8,705 and 4,348 shares of restricted stock to Mr. Gilbert on January 8, 2013 and January 15, 2014 in respect of this obligation for fiscal 2013 and fiscal 2014, respectively.

Under the Confidentiality and Noncompetition Agreement, Mr. Gilbert agreed not to compete with the Company, or solicit employees of the Company, for two years after the termination of his employment with the Company.

As summarized below under the heading “Severance Agreements,” the Confidentiality and Noncompetition Agreement also provided that Mr. Gilbert would have been entitled to receive severance compensation if his employment had been terminated by the Company other than for “cause” and other than as a result of his death or disability, or if he voluntarily terminated his employment within six months following a “change in control.”

Severance and “Change-in-Control” Arrangements

Pursuant to a Confidentiality and Noncompetition Agreement with John F. Gilbert III, Mr. Gilbert would have been entitled to continue to receive his base salary and insurance benefits for a period of 18 months if his employment were terminated by the Company other than for “cause” and other than as a result of his death or disability. However, if Mr. Gilbert’s employment were terminated by the Company without cause, his employment were terminated as a result of his death or disability, or he voluntarily terminated his employment, in each case within six months following a “change in control,” Mr. Gilbert would have been entitled to continue to receive his base salary and insurance benefits for a period of 18 months and would also have been entitled to receive the full (100% of target) amount of his performance based-cash bonus under the executive bonus plan for the year in which the change-in-control occurred. If Mr. Gilbert commenced employment during the severance period (including the change-in-control severance period), the Company would have received a dollar-for-dollar credit against its severance obligations for compensation and benefits received in Mr. Gilbert’s subsequent employment. To the extent not exempt from rules governing deferred compensation under Section 409A of the Internal Revenue Code of 1986, severance payments to Mr. Gilbert were intended to comply with Section 409A and would have been subject to corresponding requirements regarding the timing of such payments. If Mr. Gilbert’s employment had been terminated as of December 29, 2013 without “cause” or such termination was within six months following a “change in control”, we would have been required to make $600,000 of aggregate severance payments to Mr. Gilbert, which would have been payable in installments over 18 months, in addition to providing continued insurance benefits over that timeframe. Mr. Gilbert resigned as Chief Executive Officer and terminated his employment with the Company on February 10, 2014. Based on this voluntary termination, the Company did not make any severance or “change of control” payments to Mr. Gilbert.

Mr. O’Donnell has a severance agreement with the Company which entitles him to receive $400,000 in severance payments in installments over eighteen months (subject to mitigation if he commences employment with another employer) if his employment is terminated without “cause” (as defined in the agreement), or is terminated for any reason or no reason (including his voluntary resignation) within six months following a “change of control” (as defined in the agreement), in each case subject to his signing and delivering a general release of claims. If Mr. O’Donnell commences employment during the severance period (including the change-in-control severance period), the Company’s obligation to make severance payments will cease. To the extent not exempt from rules governing deferred compensation under Section 409A of the Internal Revenue Code of 1986, severance payments to Mr. O’Donnell are intended to comply with Section 409A and are subject to corresponding requirements regarding the timing of such payments.

Ms. Purcel has a severance agreement with the Company which entitles her to receive severance pay for a period of twelve months (subject to mitigation if she commences employment with another employer) if her employment is terminated without “cause”, or is terminated for any reason or no reason (including his or her voluntary resignation) within six months following a “change of control.” If Ms. Purcel’s employment had been terminated as of December 29, 2013 without “cause” or such termination was within six months following a “change in control”, we would have been required to make aggregate severance payments of $288,637 to Ms. Purcel, which would have been payable in installments over twelve months.

Under each of the agreements discussed above, the term “cause” includes the following events: (i) employee’s dishonesty involving or affecting the Company, or any misappropriation of the funds or property of the Company; (ii) employee’s conviction of a crime that constitutes a felony, a misdemeanor involving moral turpitude or criminal conduct which has, or could reasonably be expected to have, an adverse effect on the Company, its business, reputation or interests; (iii) breach of any written agreement between the employee and the Company or to which the Company and the employee are parties, or a breach by the employee of any fiduciary duty or responsibility to the Company; (iv) employee’s refusal to follow the reasonably assigned duties or comply with the policies and directives of the Company if not cured within 30 days following written notice by the Company; (v) the misconduct, failure or negligence of the employee in the performance of his or her duties if not cured within 30 days following written notice by the Company; or (vi) the use of alcohol or drugs which interferes with the performance of the employee’s obligations or duties of employment, or any use of illegal drugs. A “change of control” under each of these agreements includes the occurrence of the following events: (A) any person or group of persons becoming the beneficial owner of 35% or more of any equity security of the Company entitled to vote for the election of directors; (B) a majority of the members of the Company’s Board of Directors being replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or (C) the shareholders of the Company approving an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets or to merge or consolidate with or into another corporation except for a merger whereby the shareholders of the Company prior to the merger own more than 50% of the equity securities entitled to vote for the election of directors of the surviving corporation immediately following the merger.

In addition to the agreements described above, upon a “Change of Control” the Company’s Amended and Restated 2005 Stock Incentive Plan requires the Compensation Committee to accelerate the vesting of all outstanding restricted stock grants, restricted stock units, stock options and any other stock incentives granted under such plan, and to declare that all outstanding performance shares are deemed earned at 100% of target levels and shall be paid. For purposes of the Amended and Restated 2005 Stock Incentive Plan, a “Change of Control” means any of the following:

•

any individual, entity or group becomes the beneficial owner of 20% or more of either the then-outstanding shares of Common Stock of the Company or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, in each case subject to certain exceptions;

•

individuals who constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board;

•

consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case subject to specified exceptions; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

If a “Change of Control” had occurred as of December 29, 2013, such transaction would have resulted in the vesting of unvested restricted stock, restricted stock units and stock options, and in the earning and issuance of performance shares and performance stock units, as set forth in the table below, in each case then held by our named executive officers:

Name	Restricted Shares to be Vested (#)	Restricted Stock Units to be Vested (#)	Stock Options to be Vested (#)	Performance Shares to be Issued (#)
John F. Gilbert III	137,705	0	0	50,500
Christopher O’Donnell	0	0	0	137,900
Diana G. Purcel	0	0	0	75,500

The Compensation Committee believes the Company’s severance benefits are consistent with severance arrangements of public companies with similar market capitalizations and provide our executive officers with financial and personal security during a period of time when they are likely to be unemployed.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board of Directors

The Company’s Board of Directors is currently comprised of seven members. The following directors, constituting a majority of the Board, are “independent directors” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules: Wallace B. Doolin, Lisa A. Kro, Richard L. Monfort, Dean A. Riesen, Patrick Walsh and Adam Wright. The Board of Directors held five formal meetings during fiscal 2013 and took action by written consent in lieu of a meeting on two occasions.

Currently, the Company has appointed an independent director, Dean A. Riesen, as Chairman of the Company’s Board of Directors, a position he has held since August 2011. The Board separates the Board chair function from that of the Chief Executive Officer, who serves as the Company’s principal executive officer, based on to a belief that separating these functions, and empowering an independent director to chair the Board meetings, will result in increased Board oversight of management activities.

Board of Directors Role in Risk Oversight

The Audit Committee of the Board of Directors has been delegated the responsibility for risk oversight. In overseeing the Company’s risk management, the Audit Committee adheres to a detailed committee responsibilities calendar that addresses various risk-related matters. These matters include but are not limited to:

•	meeting with management and the Company’s independent registered public accountant in separate executive sessions;

•	interacting with management and the internal audit function;

•

considering and reviewing with the Company’s independent registered public accountant the Company’s assessment and any related attestation (including related reports) on internal control over financial reporting, the adequacy of such controls and recommendations for improvements;

•

inquiring of the Company’s Chief Financial Officer, Director of Finance and Accounting and the Company’s independent registered public accountant about significant risks or exposures, and any significant accounts that require management judgment;

•	reviewing the Company’s policies for risk assessment and risk management, and assessing steps taken or to be taken to control such risk;

•	assessing the oversight and management of the information risks, including those related to Company Information Technology projects; and

•	overseeing the Company’s investment policies.

The Compensation Committee also assesses risk management in the context of its executive compensation policies. The Compensation Committee’s assessment of risk related to compensation policies is discussed above under the heading “Compensation Discussion and Analysis – Assessment of Risk Related to Compensation Policies.”

Committees of the Board of Directors

The Company has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Strategic Planning Committee. During fiscal 2013, each member of the Board of Directors attended at least 75% of the Board meetings and meetings of committees to which they belong. Although the Company has no formal policy regarding directors’ attendance at the Company’s annual shareholders meetings, the Company encourages such attendance by members of the Board of Directors. Each director serving on the Board of Directors at the time of the Company’s most recent annual shareholders’ meeting, held April 30, 2013, was in attendance at that meeting.

Below is a summary of the Company’s board committee structure and current committee membership information. Dean A. Riesen, the Chairman of the Board, does not serve on any board committees.

Audit Committee of the Board of Directors

The Company has established a four member Audit Committee within the Board of Directors that currently consists of Chairperson Lisa A. Kro, Wallace B. Doolin, Richard L. Monfort and Patrick Walsh. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The charter reflects the Audit Committee’s increased responsibilities as a result of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ Stock Market corporate governance standards. As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company’s independent registered public accounting firm; and (iii) providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The charter also requires that the Audit Committee review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent registered public accounting firm, as well as tax work performed by the Company’s tax firm, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002.

The Board of Directors has determined that at least one member of the Audit Committee, Lisa A. Kro, qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the Audit

Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Audit Committee held four formal meetings and four informal quarterly telephonic meetings during fiscal 2013.

Report of the Audit Committee

The Company’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls, and audit functions.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the last fiscal year and discussed them with management.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, as amended, Communications with Audit Committees (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

LISA A. KRO, Chairperson

WALLACE B. DOOLIN

RICHARD L. MONFORT

PATRICK WALSH

Compensation Committee of the Board of Directors

The Company has established a Compensation Committee within the Board of Directors that currently consists of Chairperson Patrick Walsh, Lisa A. Kro and Adam Wright. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The Compensation Committee reviews the Company’s remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company’s incentive compensation plans through a two member stock incentive plan subcommittee comprised of Mr. Walsh and Ms. Kro. The Compensation Committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, and has the authority to retain, terminate and approve the fees payable to any external compensation consultant to assist in the evaluation of director, and senior executive compensation. The Compensation Committee assesses the independence of any compensation consultant that it elects to engage.

The Compensation Committee’s policies and procedures for the consideration and determination of executive compensation are set forth in this Proxy Statement under the heading “Executive Compensation –

Compensation Discussion and Analysis.” Policies and procedures for the consideration and determination of director compensation are discussed below.

The Compensation Committee held four meetings during fiscal 2013.

Corporate Governance and Nominating Committee of the Board of Directors

The Company has established a Corporate Governance and Nominating Committee within the Board of Directors that consists of Chairperson Richard L. Monfort, Wallace B. Doolin, Lisa A. Kro and Adam Wright, each of whom satisfies the independence requirements of the NASDAQ Stock Market rules. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The primary role of the Corporate Governance and Nominating Committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The Corporate Governance and Nominating Committee also considers and advises the full Board on matters of corporate governance and monitors and recommends the functions of, and membership on, the various committees of the Board.

The Corporate Governance and Nominating Committee (or a subcommittee thereof) recruits and considers director candidates and presents all qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin, disability, marital or veteran status, or any other legally protected status.

In identifying and evaluating potential candidates to be nominees for directors, the Corporate Governance and Nominating Committee has the flexibility to consider such factors as it deems appropriate under relevant circumstances. These factors may include education, general business and industry experience, ability to act on behalf of shareholders and build long term shareholder value, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. Although the Corporate Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director candidates, overall Board diversity of industry background and experience is generally among the factors considered. The Corporate Governance and Nominating Committee believes that a Board comprised of directors with diverse skills and experiences relevant to the Company’s industry will result in efficient and competent oversight of the Company’s various core competencies, which include restaurant operations, franchise operations, real estate, marketing and financial and accounting. As such, the Corporate Governance and Nominating Committee gives consideration to the interplay of a director candidate’s experience with that of other members of the Board of Directors.

If the Corporate Governance and Nominating Committee approves a candidate for further review following an initial screening, the Corporate Governance and Nominating Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance and Nominating Committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance and Nominating Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance and Nominating Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance and Nominating Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

The Corporate Governance and Nominating Committee will consider recommendations by shareholders of candidates for election to the Board of Directors. Any shareholder who wishes that the Corporate Governance and Nominating Committee consider a candidate must follow the procedures set forth in our Bylaws. Under our Bylaws, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2015 annual shareholders’ meeting, notices must be delivered to or mailed and received not prior to November 19, 2014 and not later than January 18, 2015. If the date of our 2015 annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the Annual Meeting, timely notice by a shareholder may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mail notice to our shareholders that the 2015 annual shareholders’ meeting will be held or the date on which we issue a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that the 2015 annual shareholders’ meeting will be held. To enable the Corporate Governance and Nominating Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	As to each person the shareholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such individual;

•	the class, series and number of any shares of our stock that are beneficially owned or owned of record by such individual;

•	the date such shares were acquired and the investment intent of such acquisition;

•

all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”) (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•

all information with respect to such individual that would be required to be set forth in a shareholder’s notice pursuant to Section 4.3 of our Bylaws if such proposed individual were a Nominating Person (as such term is defined in our Bylaws and summarized below); and

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposed nominee, his or her respective affiliates and associates and any other persons with whom the proposed nominee (or any of his or her respective affiliates and associates) is “Acting in Concert” (as such term is defined in our Bylaws), on the one hand, and any Nominating Person, on the other hand;

•

As to each “Nominating Person” (which our Bylaws define as the nominating shareholder, the beneficial owner(s), if different, on whose behalf the notice of proposed nomination is made, any affiliate or associate of such shareholder or beneficial owner(s), and any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert):

•	the class, series and number of all shares of our stock which are, directly or indirectly, owned of record or beneficially owned by such Nominating Persons;

•	the full notional amount of any Synthetic Equity Position (as such term is defined in our Bylaws);

•	any Short Interests (as such term is defined in our Bylaws); and

•	any Performance-Related Fees (as such term is defined in our Bylaws);

•	The name and address of such Nominating Person, as they appear on our stock ledger;

•

To the extent known by the nominating shareholder or any other Nominating Person, the name and address of any other shareholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such shareholder’s notice; and

•

Any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the nominees proposed to be nominated for election or reelection as a director at the meeting pursuant to Section 14(a) of the Exchange Act.

The above description is only a summary of the procedures required to be followed by shareholders who wish nominate a proposed director candidate for election to our Board. Please refer to our Bylaws for a complete description of such procedures.

The Corporate Governance and Nominating Committee held four meetings during fiscal 2013.

Strategic Planning Committee of the Board of Directors

The Company has established a Strategic Planning Committee within the Board of Directors which currently consists of Chairperson Wallace B. Doolin, John Gilbert, Richard L. Monfort, Patrick Walsh and Adam Wright. The primary role of the Strategic Planning Committee is to consider the long-term strategic direction of the Company and make recommendations regarding the long-term strategic direction of the Company to the full Board of Directors. The Strategic Planning Committee did not hold any meetings during fiscal 2013.

Corporate Governance, Ethics and Business Conduct

The Company’s Board of Directors firmly believes that the commitment to sound corporate governance practices is essential to obtaining and retaining the trust of investors, team members, guests and suppliers. The Company’s corporate governance practices reflect the requirements of applicable securities laws, including the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market listing requirements and the Company’s own vision of good governance practices. As part of its adherence to these corporate governance practices, the Company has adopted the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices.

The Company is committed to conducting business lawfully and ethically. All of its employees, including its Chief Executive Officer and other executives are required to act at all times with honesty and integrity. The Company’s Code of Ethics and Business Conduct covers areas of professional conduct, including workplace behavior, conflicts of interest, fair dealing with competitors, guests and vendors, the protection of Company assets, trading in Company securities and confidentiality, among others. The Code of Ethics and Business Conduct requires strict adherence to all laws and regulations applicable to our business and also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Code of Ethics and Business Conduct. In addition to the Code of Ethics and Business Conduct, the Company has adopted a separate Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Key Financial and Accounting Management.

The full text of the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices, the Code of Ethics and Business Conduct and the Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Key Financial and Accounting Management are each available online at www.famousdaves.com (click on Investors, Corporate Governance, Code of Ethics and Business Conduct Policy, or Code of Ethics specific to CEO, CFO, and Key Financial & Accounting Management, as applicable).

Ability of Shareholders to Communicate with the Company’s Board of Directors

The Company’s Board of Directors has established several means for shareholders and others to communicate with the Company’s Board of Directors. If a shareholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the Company’s Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairperson of the Corporate Governance and Nominating Committee in care of the Company’s Secretary at the Company’s headquarters address. If a shareholder wishes to provide input with respect to the Company’s executive compensation policies and programs, input should be submitted in writing to the Chairperson of the Company’s Compensation Committee in care of the Company’s Secretary at the Company’s headquarters address or by email address to compensationcommittee@famousdaves.com. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All shareholder communications sent in care of the Company’s Secretary will be forwarded promptly to the applicable director(s).

Policies and Procedures for the Consideration and Determination of Director Compensation

Each year, the Corporate Governance and Nominating Committee reviews the Board’s compensation in relation to other companies nationwide and recommends any changes in Board compensation to the full Board of Directors for approval. As needed, the Compensation Committee will also review and make recommendations to the Board. The Compensation Committee also approves any grants of equity incentives to directors under the Company’s equity incentive plans.

Director Compensation

During 2013, non-employee Board members earned a cash retainer for their service on the Board. Each director earned a retainer of $80,000 for fiscal 2013 (or pro rata portion thereof for directors who did not serve for the entire year), except for Lisa A. Kro who earned an additional 10% of such amount in recognition of the additional work associated with her service as the chairperson of the Company’s Audit Committee. Commencing in May 2013, the annual retainer paid to our Chairman was increased from $80,000 to $160,000 in recognition of the additional work associated with his serving in such capacity. The following table sets forth information concerning director compensation earned during the fiscal year ended December 29, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Wallace B. Doolin	$80,000	—	—	—	—	—	$80,000
Lisa A. Kro	$88,000	—	—	—	—	—	$88,000
Richard L. Monfort	$80,000	—	—	—	—	—	$80,000
Dean A. Riesen	$133,333	—	—	—	—	—	$133,333
Patrick Walsh	$53,333	$150,004	—	—	—	—	$203,337
Adam Wright	$0	$149,973	—	—	—	—	$149,973

For fiscal 2014, non-employee Board members earn a cash retainer of $60,000 (or pro rata portion thereof), except that the Chair of our audit committee earns an additional 10% of such amount in recognition of the additional work associated with such. Our Chairman will not receive an additional retainer for service in such capacity for fiscal 2014.

VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

The Company has one class of voting securities outstanding, Common Stock, $0.01 par value, of which 7,102,336 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director or director nominee, (iii) each named executive officer identified in the Summary Compensation Table, and (iv) all named executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota 55343, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage of Total
Directors and Executive Officers
Edward H. Rensi	12,500	(1)	*
Christopher O’Donnell(2)	185,177	(3)	2.59%
Diana G. Purcel	87,406	(4)	1.23%
Wallace B. Doolin(5)	5,000		*
Lisa A. Kro	26,000		*
Richard L. Monfort	202,578	(6)	2.85%
Dean A. Riesen	144,029	(7)	2.03%
Patrick Walsh	756,061	(8)	10.65%
Adam Wright	588,161	(9)	8.28%
All Directors and Executive Officers as a group (9 people)	2,006,912	(10)	27.84%
Other Named Executive Officers
John F. Gilbert III(11)	35,476		*
Other 5% Beneficial Owners
Pleasant Lake Partners LLC 110 Greene Street Suite 604 New York, NY 10012	790,410	(12)	11.13%
Farnam Street Capital, Inc. 3033 Excelsior Boulevard, Suite 320 Minneapolis, MN 55426	396,587	(13)	5.58%

*	less than 1%

(1)	Includes 12,500 shares that Mr. Rensi has the right to acquire within 60 days.

(2)	Mr. O’Donnell’s employment with the Company will terminate effective March 31, 2014.

(3)

Includes 50,000 shares that Mr. O’Donnell has the right to receive upon termination of his employment with the Company pursuant to a fully-vested restricted stock unit agreement, subject to any delay in delivery required to comply with Internal Revenue Code Section 409A rules governing deferred compensation.

(4)

Includes 2,000 shares held in a self-directed IRA and 500 shares held jointly with Ms. Purcel’s spouse. Also includes 25,000 shares that Ms. Purcel has the right to receive upon termination of her employment with the Company pursuant to a fully-vested restricted stock unit agreement, subject to any delay in delivery required to comply with Internal Revenue Code Section 409A rules governing deferred compensation.

(5)	Mr. Doolin has elected not to stand for re-election at the Annual Meeting.

(6)	Includes 10,000 shares that Mr. Monfort has the right to acquire within 60 days.

(7)	Includes 10,000 shares that Mr. Riesen has the right to acquire within 60 days.

(8)

Includes 703,486 shares owned directly by PW Partners Atlas Fund LP (“Atlas Fund”) and 52,575 shares owned directly by Patrick Walsh. Mr. Walsh serves as the Managing Member of PW Partners Capital Management LLC (“PW Capital Management”) and the Managing Member and Chief Executive Officer of PW Partners Atlas Funds, LLC (“Atlas Fund GP”) and PW Partners, LLC (“Master Fund GP”). PW Capital Management serves as the investment manager of Atlas Fund. Atlas Fund GP serves as the general partner of Atlas Fund. Atlas Fund and Atlas Fund GP share voting and dispositive power over 703,486 shares; Mr. Walsh has sole voting and dispositive power over 52,575 shares; and Mr. Walsh and PW Capital Management share voting and dispositive power over 703,678 shares. The 703,486 shares owned directly by Atlas Fund are held in margin accounts. The shares owned directly by Mr. Walsh are not held in margin accounts.

(9)

Includes 8,640 shares owned directly by Adam Wright, 231,722 shares held by Blue Clay Capital Master Fund Ltd (the “Master Fund”) and 347,799 shares held by Blue Clay Capital Partners Co I LP (the “Limited Partnership”). Blue Clay Capital Management, LLC is the investment manager for each of the Master Fund and the Limited Partnership and is the general partner of the Limited Partnership. Adam Wright is a Founding Principal and Managing Partner of Blue Clay Capital Management, LLC.

(10)	Includes 107,500 shares that such individuals have the right to acquire within 60 days.

(11)	Mr. Gilbert resigned as Chief Executive Officer and terminated his employment with the Company on February 10, 2014.

(12)

Based upon joint Statement of Changes in Beneficial Ownership on Form 4 filed with the SEC on February 18, 2014. Shares reported represent 415,604 shares held for the account of Pleasant Lake Offshore Master Fund L.P. (the “Master Fund”) and 374,806 shares held for the account of Pleasant Lake Co-Invest I LLC (“Co-Invest I”). Pleasant Lake Partners LLC (“PLP”) serves as the investment manager of the Master Fund and as manager of Co-Invest I. Pleasant Lake Onshore GP LLC (“GP LLC”) serves as General Partner of the Master Fund and as Managing Member of Co-Invest I. PLP MM LLC is the managing member of PLP. Jonathan Lennon serves as manager of PLP MM LLC and GP LLC. Each of the reporting persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein, and the filing of the above referenced Form 4 shall not be construed as an admission that any of the reporting persons is the beneficial owner of any such shares for purposes of Section 16(a) of the Securities Exchange Act of 1934 or for any other purpose.

(13)

Based upon joint statements on Schedule 13D filed with the SEC on June 24, 2013. Includes (i) 375,581 shares that are directly owned by Farnam Street Partners, L.P. (“Farnam Fund”), over which Farnam Fund has sole voting and dispositive power, and (ii) 21,006 shares that are directly owned by FS Special Opportunities I, L.P. (“FS Special”), over which FS Special has sole voting and dispositive power. Farnam Street Capital, Inc. (“Farnam Capital”), General Partner of both Farnam Fund and FS Special, has shared voting and dispositive power over the shares owned by Farnam Fund and FS Special. Raymond E. Cabillot, Chief Executive Officer and a director of Farnam Capital, and Peter O. Haeg, President and Secretary and a director of Farnam Capital, may be deemed to have shared voting and dispositive power over the shares owned by Farnam Fund and by FS Special. Each of Messrs. Cabillot and Haeg disclaims beneficial ownership of all such shares for all other purposes.

Based on information provided to the Company by its directors, director nominee and named executive officers, except as disclosed in footnote (8) to the beneficial ownership table above, no director, director nominee or named executive officer holds shares beneficially owned by him or her in a margin account as collateral for a margin loan, and no shares beneficially owned by the Company’s directors and named executive officers have been pledged as collateral for a loan.

CERTAIN TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions.

On March 1, 2013, we entered into a Nomination Agreement with PW Partners Atlas Fund LP and certain of its affiliates, which collectively beneficially own approximately 10.65% of our common stock, relating to the nomination of Patrick Walsh for election as a director of the Company at the 2013 annual shareholders’ meeting. We subsequently entered into amendments to this Nomination Agreement relating to the nomination of Mr. Walsh at the Annual Meeting. A description of the Nomination Agreement and these amendments is set forth above under the heading “Proposal No. 1 – Election of Directors – Board Nomination Arrangements – Patrick Walsh Nomination Agreement.”

On November 27, 2013, we entered into an Appointment and Nomination Agreement with Blue Clay Capital Management, LLC and certain of its affiliates, which collectively beneficially own approximately 8.28% of our common stock, relating to the nomination of Adam Wright for election as a director of the Company at the Annual Meeting. A description of the Appointment and Nomination Agreement is set forth above under the heading “Proposal No. 1 – Election of Directors – Board Nomination Arrangements – Adam Wright Appoint and Nomination Agreement.”

Adam Wright’s brother, Michael B. Wright, owns and controls Famous Products, Inc., a corporation that licenses a line of retail products from the Company, including sauces, rubs, marinades and seasonings, pursuant to a licensing agreement with a current term that expires in April 2015 and is subject to renewal options of five years, contingent upon the licensee’s attainment of identified minimum product sales levels. The Company received licensing revenue from Famous Products, Inc. under the agreement of approximately $805,000 for fiscal year 2013. Michael B. Wright also owns DTSG, Inc., a corporation that owns or controls five franchised Famous Dave’s restaurants. DTSG, Inc. paid an aggregate of approximately $640,000 in franchise royalties and contributions to the Company’s system-wide Public Relations and Marketing Development Fund for fiscal year 2013.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Pleasant Lake Partners LLC, a greater than 10% beneficial owner of the Company’s common stock, filed an Initial Statement of Beneficial Ownership of Securities on behalf of itself and certain affiliates on December 10, 2013, which Form 3 was due on November 21, 2013. PW Partners Capital Management LLC, a greater than 10% beneficial owner of the Company’s common stock, filed an Initial Statement of Beneficial Ownership of Securities on behalf of itself and certain affiliates (the “PW Group”) on December 12, 2013, which Form 3 was due on November 21, 2013. The PW Group stated in its Form 3 that its members became deemed 10% shareholders solely as a result of the Company reporting a reduction in the number of shares outstanding. With the exception of these filings, and based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 29, 2012 and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, or written representations that no Forms 5 were required, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 29, 2013.

PROPOSALS OF SHAREHOLDERS

Proposals by shareholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2015 annual shareholders’ meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws. To be timely under Rule 14a-8, a shareholder proposal must be received by our Corporate Secretary at Famous Dave’s of America, Inc., 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota, 55343, by November 19, 2014.

Under our Bylaws, if a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at an annual shareholders’ meeting (other than director nominations), that shareholder must deliver notice of the proposal at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2015 annual shareholders’ meeting, notices must be received not prior to November 19, 2014 and not later than January 18, 2015.

If a shareholder plans to nominate a person as a director at an annual shareholders’ meeting, our Bylaws require that the shareholder place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2015 annual shareholders’ meeting, notices must be delivered to or mailed and received not prior to November 19, 2014 and not later than January 18, 2015.

If the date of our 2015 annual shareholders’ meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the Annual Meeting, timely notice of shareholder proposals and shareholder nominations for directors may be delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th calendar day following the earlier of the date that we mail notice to our shareholders that the 2015 annual shareholders’ meeting will be held or the date on which we issue a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that the 2015 annual shareholders’ meeting will be held.

Notices of shareholder proposals and shareholder nominations for directors must comply with the informational and other requirements set forth in our By-laws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY/

UNTIMELY SHAREHOLDER PROPOSALS

Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to the Company’s 2015 annual shareholders’ meeting, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by February 2, 2015, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they may be reimbursed by the Company for their expenses in doing so. Proxies may be solicited personally, by telephone, by telegram or by special letter.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Diana G. Purcel
Chief Financial Officer and Secretary

FAMOUS DAVE’S OF AMERICA, INC. 12701 WHITEWATER DRIVE SUITE 200 MINNETONKA, MN 55343

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — —  —  —  —  — —  —  —  —  — —  —  —  —  — —  —  —  —  — —  —  —  — — — — — — — —  —  —  —  —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
☐	☐	☐
1. Election of Directors Nominees
01 Lisa A. Kro 02 Richard L. Monfort 03 Edward H. Rensi 04 Dean A. Riesen 05 Patrick Walsh 06 Adam Wright
The Board of Directors recommends you vote FOR proposals 2 and 3.				For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent auditors of the Company for fiscal 2014.				☐	☐	☐
3. To approve, on an advisory basis, the Company’s executive compensation.				☐	☐	☐
NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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FAMOUS DAVE’S OF AMERICA, INC. Annual Meeting of Shareholders This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Edward H. Rensi and Paul D. Ziccarelli, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FAMOUS DAVE’S OF

AMERICA, INC. (the “Company”), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, Central Time, on May 6, 2014, at the Company’s office at 12701 Whitewater Drive, Minnetonka, MN 55343, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side

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*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 06, 2014
Meeting Information

FAMOUS DAVE’S OF AMERICA, INC.	Meeting Type: Annual Meeting
For holders as of: March 11, 2014
Date: May 06, 2014 Time: 3:00 PM CDT
FAMOUS DAVE’S OF AMERICA, INC. 12701 WHITEWATER DRIVE SUITE 200 MINNETONKA, MN 55343	Location: Company Office 12701 Whitewater Drive Minnetonka, MN 55343

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report         2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:         www.proxyvote.com

2) BY TELEPHONE:     1-800-579-1639

3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 22, 2014 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items
The Board of Directors recommends you vote FOR the following:
1. Election of Directors Nominees 01 Lisa A. Kro 02 Richard L. Monfort 03 Edward H. Rensi 04 Dean A. Riesen 05 Patrick Walsh 06 Adam Wright

The Board of Directors recommends you vote FOR proposals 2 and 3.

2.	To ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent auditors of the Company for fiscal 2014.

3.	To approve, on an advisory basis, the Company’s executive compensation.

NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

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